IDS Life Series
          Fund, Inc.

                                                          2003 SEMIANNUAL REPORT

          Offers seven portfolios with separate goals and objectives to provide investment flexibility for Variable Life Insurance Policies.

          References to "Fund" throughout the remainder of this semiannual report refer to Equity Portfolio, Equity Income Portfolio, Government Securities Portfolio, Income Portfolio, International Equity Portfolio, Managed Portfolio and Money Market Portfolio, singularly or collectively as the context requires.

                              Managed by: American Express Financial Corporation
(logo)
AMERICAN
 EXPRESS
(R)

Table of Contents

2003 SEMIANNUAL REPORT

From the President                                  3

Equity Portfolio
Portfolio Management Q & A                          4
The 10 Largest Holdings                             5

Equity Income Portfolio
Portfolio Management Q & A                          6
The 10 Largest Holdings                             7

Government Securities Portfolio
Portfolio Management Q & A                          8

Income Portfolio
Portfolio Management Q & A                          9
The 10 Largest Holdings                            10

International Equity Portfolio
Portfolio Management Q & A                         11
The 10 Largest Holdings                            13

Managed Portfolio
Portfolio Management Q & A                         14
The 10 Largest Holdings                            15

Money Market Portfolio
Portfolio Management Q & A                         16

All Portfolios

Financial Statements                               17
Notes to Financial Statements                      23
Investments in Securities                          32

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2   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

(picture of) Timothy V. Bechtold
Timothy V. Bechtold
President and
Chief Executive Officer

From the President

U.S. economic growth has rebounded and new jobs are again being created. As of Oct. 31, 2003, equity markets were poised to provide their first positive calendar year returns since 1999. Meanwhile, the U.S. bond market, despite greater volatility this year, has also shown remarkable strength.

Current market returns suggest an environment to cheer about. These, however, are extraordinary times for investors. Recent regulatory actions and media headlines are challenging investor trust at some investment companies.

I wish to take this opportunity to assure you that it is our practice to continually review operations and procedures to confirm that we are acting in your best interests by adhering to strict ethical behavior and appropriate business practices.

Life insurance is based on trust, and we are committed to earning your continued trust. We will strive to provide you with a broad range of specific investment portfolios to help you meet your goals. We strictly monitor each portfolio management team's compliance with the objective, investment strategy and operational policies outlined in each Portfolio's prospectus.

The attached semiannual report provides you with a review of how each of the investment portfolios performed for the six-month period, May 31-Oct. 31, 2003. I encourage you to read the discussions offered and to contact your American Express financial advisor with any questions you may have.

Sincerely,

/s/ Timothy V. Bechtold


Timothy V. Bechtold
President and Chief Executive Officer
IDS Life Series Fund, Inc.

American Express Financial Advisors Inc., Member NASD, is a subsidiary of American Express Financial Corporation. American Express Company is separate from American Express Financial Advisors and is not a broker-dealer.

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3   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Portfolio Management Q & A

Equity Portfolio

Below, is a discussion of IDS Life Series - Equity Portfolio's results and changes for the first half of fiscal year 2003. Effective Nov. 20, 2003, Doug Chase began managing this Fund.

Q: How did the IDS Life Series - Equity Portfolio perform for the six months ended Oct. 31, 2003?

A: IDS Life Series - Equity Portfolio rose 18.48% for the six months ended Oct. 31, 2003. This was less than the Russell MidCap(R) Growth Index which advanced 28.75%, and the benchmark S&P MidCap 400 Index, which gained 25.61% for the period. The Fund outpaced the S&P 500 Index, which gained 15.62% for the same time frame.

Q: What factors significantly affected performance?

A: This past spring lower quality technology and telecommunications stocks rallied substantially. These stocks were not represented in the portfolio because they did not meet the Fund's stock selection standards, which include a focus on companies with a strong financial underpinning. As a result, stock selection in the technology sector and a lower-than-benchmark allocation in the telecommunications sector were two meaningful detractors from relative performance. Stock selection in the consumer discretionary and industrials sectors also had a negative effect on the Fund's relative results for the period. A lower-than-benchmark position in energy stocks and weak performance of our individual energy holdings had an unfavorable effect on the Fund's relative results as well.

However, the Fund benefited from the extended rally in the U.S. equity markets and from the strong performance of mid-cap stocks relative to their large-cap peers. Stocks in general responded well to the end of major combat in Iraq, improving economic data and a more positive outlook for corporate earnings. Stocks also benefited from the continued positive effects of stimulative monetary and fiscal policies including low interest rates and last summer's tax law changes.

Over the course of the past six months, investors appeared to gain confidence in the economic recovery and better quality companies began to make up lost ground. Consequently, the Fund's technology holdings began to perform better later in the period, as did its positions in consumer cyclical and industrial cyclical stocks.

Positive contributors to performance for the full period included underweight allocations to both the health care and consumer staples sectors. In addition, stock selection among financial services companies had a positive impact. Financial stocks benefited from the improving stock market outlook, particularly those with exposure to the capital markets such as investment and brokerage firms.

Q: What changes were made to the Fund?

A: Given the strength of the equity markets, many of the Fund's holdings enjoyed robust price gains. We took some profits by trimming back or selling select positions that had performed well and put the money to work in new ideas. Overall, the Fund's turnover rate during the latest semiannual period (133%) was consistent with our investment style.

In September, we slightly reduced the Fund's technology position, while modestly increasing the health care allocation. Although health care has generally lagged the market year-to-date, we anticipated an opportunity to benefit from investors shifting to areas that have underperformed. For the same reason, we modestly increased the Fund's consumer staples position, although we remained underweight relative to the Russell MidCap Growth Index.

At the end of the period, the portfolio's largest sector allocations were information technology, consumer discretionary and health care; however, each had a lower-than-index weighting compared to the Russell MidCap Growth Index.

Q: How do you plan to position the Portfolio in the coming months?

A: In September 2003, the stock market paused after its five-month rally. Corporate earnings have been estimated to grow at about 18% annualized for the fourth quarter of 2003 and 13% for 2004. In our view, these expectations appear to be overstated, and we think stock valuations already reflect very high 2004 earnings growth. Moreover, because the economy declined only 0.2% during the recent recession and consumer spending never abated, we think an unusually strong economic rebound is unlikely. We believe consumers may slow the pace of their spending once they have received their tax refunds in the first calendar quarter of 2004. Perhaps more importantly, we have yet to see meaningful evidence of a rise in corporate spending. Given these views, we are likely to position the Fund somewhat more defensively; we expect the market to favor companies that show an ability to grow earnings regardless of the economy.

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4   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

The 10 Largest Holdings

Equity Portfolio

                                          Percent                Value
                                      (of net assets)    (as of Oct. 31, 2003)
S&P Mid-Cap 400 Depositary Receipts        4.2%              $25,849,060
Dollar General                             2.1                13,034,847
Donaldson                                  2.0                12,708,562
KLA-Tencor                                 2.0                12,377,552
Family Dollar Stores                       2.0                12,232,605
Dollar Tree Stores                         1.8                11,518,906
Apria Healthcare Group                     1.8                11,428,900
Citrix Systems                             1.7                10,465,920
Univision Communications Cl A              1.7                10,422,650
QLogic                                     1.7                10,402,880

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

(pie chart)

The 10 holdings listed here make up 21.0% of net assets

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5   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Portfolio Management Q & A

Equity Income Portfolio

Below, Warren Spitz, the IDS Life Series - Equity Income Portfolio's manager, details the Fund's positioning and results for six months ended Oct. 31, 2003.

Q: How did IDS Life Series - Equity Income Portfolio perform for the first half of the current fiscal year?

A: IDS Life Series - Equity Income Portfolio rose 24.95% for the six-month period ended Oct. 31, 2003. The Fund significantly outperformed its benchmark, the unmanaged Russell 1000(R) Value Index, which advanced 16.74% for the period and the Lipper Equity Income Funds Index, representing the Fund's peer group, which rose 14.62%. The Fund also outpaced the 15.62% return of the S&P 500 Index for the six months ended Oct. 31, 2003.

Q: How did the Fund's positioning affect its performance?

A: Strong stock selection helped us outperform in many sectors. Positioning in the transport sector was a particularly significant factor due to a tactical purchase of airline stocks in March and April of 2003. At that time, we believed the stage was set for a turnaround in the airline industry, given lower energy prices and an improved travel outlook. When AMR, the parent of American Airlines, resolved its labor dispute and avoided bankruptcy this past spring, we viewed that as the start of an airline industry recovery. We added to existing position in AMR and initiated positions in Delta, Continental, and Northwest Airlines. Although the positions were small, the magnitude of the airline sector's gains provided a significant positive return for the Fund.

For some time, the Fund has been strategically positioned in industrial stocks because we believe the market is in the process of a transition from the leadership of consumer non-durable companies in the `80s and `90s toward a period when industrial stocks will outperform. This strategy was rewarded as the industrial sub-categories of producer durables and materials and processing were strong performers, particularly in the latter part of the year. Heavy machinery companies Caterpillar and Ingersoll-Rand were two of the Fund's leading contributors. Both reported good second quarter numbers despite a difficult environment, leading investors to conclude that they should do very well with the tailwind of an improving economy.

In the consumer discretionary sector, stock selection also had a positive effect on Fund results. The performance of many consumer stocks surprised investors as the sector benefited from unexpected economic strength and resilient consumer spending. Within the Fund, appliance maker Whirlpool and cruise line Royal Caribbean were meaningful contributors.

Exposure to small- and mid-cap stocks also contributed to the Fund's results, as these stocks outperformed their large-cap peers during much of the period.

Among the few detractors from performance during the fiscal period were the Fund's lower than index positioning in technology and financial stocks. The technology sector led the market's return throughout the recent rebound, while financials turned in a solid performance.

Q: What changes did you make to the Fund?

A: We reduced the energy weighting in late 2002 and again in the second quarter of 2003. We were not negative on these positions, but at the time, we saw better opportunities in other areas. We continued to avoid most utility companies because the sector faces the possibility of reduced dividends and earnings. We also limited our technology holdings because few of these stocks have adequate dividend yields.

During the period, we took profits in some financials stocks and several of our airline positions that have performed very well.

Since May 31, we have added to telecommunications services and rebuilt our energy position. Telecommunications services companies have faced a difficult business environment; however, they generate high free cashflow and have high yields. Though these stocks have lagged the major market advance, we believe they will eventually catch up.

We added to the Fund's energy position, because we think higher energy prices are a long-term trend resulting from the difficulty of replacing energy reserves across the globe. Although the energy sector hasn't performed particularly well over the six months, we believe these companies will benefit from higher energy prices.

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6   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Q: How are you positioning the Fund for the coming months?

A: Positives for the U.S. equity market include the highly accommodative fiscal and monetary policies that remain in effect, as well as the 2003 tax law changes. Given the current growth outlook for the U.S. economy, we believe the reduction in federal dividend tax rates enacted this past summer will lead more investors to favor dividend-paying stocks over fixed income securities. While we believe the economy will still be strong next year, if the stock market continues to advance, we may position the Fund more conservatively for 2004.

The 10 Largest Holdings

Equity Income Portfolio

                                          Percent                Value
                                      (of net assets)    (as of Oct. 31, 2003)
Caterpillar                                3.7%                 $351,964
PacifiCare Health Systems                  3.4                   328,678
Citigroup                                  2.4                   230,933
Ingersoll-Rand Cl A                        2.3                   220,520
Burlington Northern Santa Fe               1.9                   179,660
Textron                                    1.9                   179,083
BellSouth                                  1.9                   178,908
Travelers Property Casualty Cl A           1.8                   175,094
YORK Intl                                  1.8                   174,896
Royal Caribbean Cruises                    1.8                   171,486

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

(pie chart)

The 10 holdings listed here make up 22.9% of net assets

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7   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Portfolio Management Q & A

Government Securities Portfolio

Below, IDS Life Series - Government Securities Portfolio manager Scott Kirby describes the Portfolio's positioning and results for the first half of the current fiscal year.

Q: How did the Fund perform for the six-month period ended Oct. 31, 2003?

A: IDS Life Series - Government Securities Portfolio fell 0.27% for the six months ended Oct. 31, 2003. The Fund's benchmark, the Merrill Lynch U.S. Government Index, fell 0.13% for the same period.

Q: What factors most significantly affected performance during the period?

A: The Fund underperformed its benchmark by a modest amount for the first half of the fiscal year due to its relatively defensive positioning preceeding a summer of extreme mortgage market volatility.

On May 6, 2003, the Federal Reserve Board kept the targeted federal funds rate unchanged at 1.25%, but made it clear that it would maintain its accommodative monetary policy. It believed the probability of deflation exceeded that of a pickup in inflation over the next few calendar quarters. The fixed income market immediately rallied, fueled by the belief that interest rates would remain low until the economy showed sustained signs of a recovery. Then, on June 25, 2003, the Federal Reserve Board disappointed the market by cutting the targeted federal funds rate by only 0.25% to 1.00%, in an effort to "add further support for an economy which it expects to improve over time."

The Federal Reserve Board's conservative move led to a market sell-off, and U.S. Treasury yields rose dramatically in June and July. In fact, July was also the worst month for mortgage securities in history, based on returns over comparable maturity U.S. Treasuries. Compounding matters was news of a stabilizing U.S. economy. After peaking in mid-August, U.S. Treasury yields declined somewhat by the beginning of September. Mortgage securities also gained back a portion of their underperformance.

Even though prices were volatile, we captured extra income for the Fund, capitalizing on the yield advantage that mortgage-backed securities provided over comparable Treasuries. Within the mortgage sector, we were able to add relative value by focusing on pools that historically have had lower-than-average prepayment risks. These included low-balance mortgages, mortgages in states with less refinancing activity, newer mortgages that would likely not be seeking to refinance too quickly, mortgages with lower credit quality borrowers who would find it difficult to refinance, and servicing organizations that have historically been less aggressive in getting customers to refinance. For much of the period, we maintained a portfolio asset allocation to mortgage-backed securities near the 50% target.

Q: What changes did you make to the Fund and how is it currently positioned?

A: We reduced the Fund's allocation to U.S. government agencies and increased its allocation to U.S. Treasuries. In May, we modestly reduced the Fund's position in mortgage-backed securities and increased its position in U.S. Treasuries even further. In July, we shifted to a neutral weighting in mortgages before moving back to a modest overweight in this sector by the beginning of September.

Q: How do you intend to manage the Fund in the coming months?

A: We expect interest rates to remain low for some time to come. The Fund may shift slightly from a barbell strategy, whereby we own positions at the short and longer ends of the curve, to a bulleted strategy, in which intermediate securities are favored. At the same time, we intend to keep the Fund's duration at or shorter than the benchmark and to seek opportunities to reduce duration further over the coming months as prospects for the economic recovery become clearer. We believe that mortgages continue to offer good relative value, and having come through the sell-off in July and August, currently offer investors attractive buying opportunities. Quality issues and security selection will remain a priority.

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8   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Portfolio Management Q & A

Income Portfolio

Below, IDS Life Series - Income Portfolio manager Tom Murphy details the Fund's positioning and results for the first half of the current fiscal year.

Q: How did the Fund perform for the six-month period ended Oct. 31, 2003?

A: IDS Life Series - Income Portfolio rose 0.37% for the six months ended Oct. 31, 2003. This was less than the Fund's benchmark, the unmanaged Lehman Brothers Aggregate Bond Index, which rose 0.57% for the period.

Q: How did the Fund's positioning contribute to its performance relative to the benchmark?

A: Corporate bonds, both investment-grade and non-investment grade, led the bond market during this difficult period, providing positive returns amid volatility in long-term interest rates. July was an especially challenging month amid market uncertainty about Federal Reserve monetary policy. During the fiscal period, the Fund had a lower-than-index allocation to corporate bonds, and this led to the Fund's underperformance. The Fund benefited, however, from lower-than-index positions in the lagging mortgage-backed and government sectors.

High-yield corporate bonds and emerging markets securities generally provided positive returns for the period. Among non-investment-grade corporate bonds, security selection had a favorable impact on Fund performance, largely due to strong security selection in the BB-rated sector.

Although the mortgage sector struggled from the combination of low interest rates and greater interest rate volatility, the Fund's emphasis on identifying mortgage pools with lower pre-payment histories helped support performance in this sector.

In general, the Fund had a somewhat defensive posture during the period. The Fund is more heavily weighted in lower risk, higher quality corporate bonds issued by banks, utilities, food and beverage, and media. Although this affected our relative performance, we believe it was the prudent course, given our outlook for the economy and the overall bond market.

Q: What changes were made to the Fund's positioning during the year?

A: We continued to reduce our allocation to high-yield corporate bonds, shifting those assets to investment grade corporate bonds and Treasuries. We incrementally increased our weightings in asset-backed and commercial mortgages as we found products that we believed would benefit the portfolio. Within the non-investment grade corporate sector, we focused on carefully selected BB-rated securities, which offered incremental yield gains over BBB-rated bonds. We increased our weighting in agencies, however we still hold a lower-than-index position in this area. We specifically sought securities of companies whose financial situation and fundamental performance were comparable to higher rated companies. We believed such issues were overlooked and undervalued, creating an attractive investment opportunity for the Fund. These changes contributed to our 159% portfolio turnover rate.

Q: How do you plan to position the Fund for the coming months?

A: We have positioned the Fund for a gradual continuation of the economic recovery. However, if the economy fails to gain momentum, we may see opportunities to establish positions in more cyclical companies and sectors. Bond prices in industries such as automobiles, metals and homebuilding could fall in the short term and then recover when the economy shows more evidence of a recovery.

We have been focusing on signs of job creation and pricing power in the U.S. economy, and while we are starting to see increased job creation, we still do not believe there is pricing power. The quality of earnings has been poor due mostly to productivity improvements, cost savings and capital expenditure reductions.

While we believe the economy is likely to continue its recovery, we remain somewhat cautious, as anything less than a perfect environment could hinder bond market performance. Regardless of the economic environment, the Fund's sector-based management team will continue to focus on adding value through security selection and sector rotation.

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9   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

The 10 Largest Holdings

Income Portfolio

                                          Percent                Value
                                      (of net assets)    (as of Oct. 31, 2003)
Citigroup
   7.25% 2010                              1.1%               $1,023,785
Comcast Cable Communications
   6.20% 2008                              1.0                   882,842
GMAC
   6.88% 2011                              0.9                   784,018
General Electric
   5.00% 2013                              0.8                   769,521
Verizon New England
   6.50% 2011                              0.8                   686,543
Weyerhaeuser
   6.75% 2012                              0.7                   681,996
Conoco Funding
   6.35% 2011                              0.7                   668,082
Consumers Energy
   4.25% 2008                              0.7                   642,681
Berkshire Hathaway
   4.63% 2013                              0.7                   637,598
United Mexican States
   6.38% 2013                              0.6                   574,840

Excludes U.S. Treasury and U.S. government agency holdings.

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

 (pie chart)

The 10 holdings listed here make up 8.0% of net assets

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10   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Portfolio Management Q & A

International Equity Portfolio

On Oct. 20, 2003, Threadneedle investment professionals began managing American Express Funds global and international equity Funds. At that time responsibility for the management of the IDS Life Series - International Equity Portfolio moved to Threadneedle portfolio managers Alex Lyle and Dominic Rossi. Below is a discussion of the Fund's results and changes in positioning since May 1, 2003.

Q: How did IDS Life Series - International Equity Portfolio perform for the six months ended Oct. 31, 2003?

A: IDS Life Series - International Equity Portfolio rose 21.18% for the six months ended Oct. 31, 2003. This was less than the Fund's benchmark, the MSCI EAFE Index, which advanced 25.02% for the period. The Lipper International Funds Index, representing the Fund's peer group, rose 24.54% for the same time frame.

Q: What factors most significantly affected performance?

A: The sharp rally that followed the war in Iraq favored mid- and small-cap stocks. Many of these smaller capitalization stocks were gaining favor due to recovery stories of their own. Because the Fund was defensively positioned and invested in mostly large cap stocks, the Portfolio did not fully benefit from this substantial rally.

Throughout most of the period the Fund had a lower than benchmark position in Europe. European stocks performed well through the end of the period and the Fund's low weighting in Europe hurt performance.

Later in the reporting period, the Fund was repositioned to put focus on areas that could benefit from improvements in the global economy. The Fund reduced holdings in defensive stocks, broadened out the market cap so it included more mid-cap stocks -- which were likely to benefit from improvements in economic growth -- and added emerging markets exposure because emerging markets were more competitive against high cost production areas in Europe, the U.S. and other mature markets. The regional weighting in the Pacific (ex-Japan), which was essentially three countries: Singapore, Australia, and Hong Kong, was also reduced. In particular, the Fund reduced the weighting in Australia, which was viewed as a relatively defensive market and less cyclically exposed. Those assets were then used to reinvest in emerging markets and Japan.

Q: What changes were made to the Fund since Oct. 20, 2003?

A: Changes we have made to the Fund include:

Having a strong cyclical focus -- We are optimistic about global growth. For that reason, we have skewed the Fund toward cyclical stocks. This shift contributed to the Fund's 112% portfolio turnover rate. Historically, stocks in these sectors benefit from a growing global economy. We have a greater than index position in the industrial, financials and information technology sectors. On the other hand, we have lower than index positions in energy, consumer staples, health care, telecommunications, and utilities. These areas tend to lose momentum in times of global recovery.

Adding more mid-cap stocks -- Mid cap stocks and small cap stocks are likely to benefit when the economy is picking up. We have found some very interesting opportunities in mid-sized companies.

Increasing the number of stocks benefiting from either a recovery or restructuring -- Companies that have successfully overcome adversity, conquered weak balance sheets, demonstrated capable leadership and won back investors' confidence are worth serious consideration.

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11   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Q: Can you provide some examples of stocks that illustrate the Threadneedle investment process?

A: One such story is ProSiebenSat1, a German broadcaster that has a very good recovery story to tell that could substantially widen margins. Before we buy, each security is put through a fully integrated research process, a key part of the portfolio construction process, which in turn is a component of our overall investment process.

Another example is Swiss Life, an insurance firm. With a new, highly regarded management team in place, its balance sheet improved and its recovery on track, Swiss Life anticipates a 10% return on equity by 2005.

Lastminute.com, an online travel booking company, is a forgotten relic of the tech bubble era of the late 90s. There is, however, a significant difference between this company and other technology e-wonders of a few years ago. Lastminute.com has a business model that works and is breaking into profitable territory.

Q: How does Threadneedle make its stock selections?

A: Our proprietary research efforts and on-going discussions about every security in which we invest are the foundation of our portfolio construction process. We combine elements of portfolio strategy to construct our equity portfolios. This process ensures consistency across all portfolios. The diagram below illustrates the components of Threadneedle's construction process that we use for our equity portfolios, including this fund.

Portfolio Construction -- IDS Life Series - International Equity Portfolio

Elements of portfolio strategy - Equities
---------------    ----------------     --------------     ---------------     -----------
   LARGEST      +      PREFERRED     +      SMALLER     +     Portfolio     =     EQUITY
  COMPANIES               LIST             COMPANIES          Manager's         PORTFOLIO
                                                            DISCRETIONARY
                                                               ELEMENT

------------------ ------------------- ------------------- ----------------
  Recommended          Recommended     Equity teams have      Portfolio
     over &            overweight         specialists        manager has
  underweight       positions in our    covering smaller    discretion to
  positions in        best research        companies.        hold other
  the largest       ideas outside the                           house
 stocks in the     Largest Companies.                        researched
     index.                                                    stocks.
------------------ ------------------- ------------------- ----------------

                             Sector Overlay

                Ensures consistency across all portfolios



Q: What is the goal of Threadneedle's overall investment process?

A: Our investment process strives for both consistent performance -- irrespective of market conditions -- and effective risk management. The strategy employed by Threadneedle capitalizes on all opportunities across all sectors. It is dynamic -- not just growth or value -- and this strategy adapts to the market. We also actively manage sector weightings to reflect the environment and ensure that we are taking an appropriate level of risk.

Q: How are you positioning the Fund for the months ahead?

A: We did significant restructuring to the Fund and believe it is now poised to participate fully as the global economic recovery strengthens. Traditionally, strong rallies occur when the economy is recovering, and we believe the Fund, with its mid-cap and cyclical bias, is positioned to fully participate in future rallies. When needed, we will reduce the cyclical focus, but for now, we believe we are where we need to be for optimal performance.

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12   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

The 10 Largest Holdings

International Equity Portfolio

                                          Percent                Value
                                      (of net assets)    (as of Oct. 31, 2003)
HSBC Holdings (United Kingdom)             3.4%               $6,243,716
GlaxoSmithKline (United Kingdom)           2.3                 4,203,926
UBS (Switzerland)                          1.8                 3,263,543
Total (France)                             1.6                 2,924,812
BP (United Kingdom)                        1.6                 2,908,786
Royal Bank of Scotland Group
  (United Kingdom)                         1.6                 2,896,896
Credit Suisse Group (Switzerland)          1.5                 2,704,402
Swiss Life Holding (Switzerland)           1.4                 2,593,296
Axa (France)                               1.4                 2,486,871
Vodafone Group (United Kingdom)            1.3                 2,439,374

Note: Certain foreign investment risks include: changes in currency exchange rates, adverse political or economic order, and lack of similar regulatory requirements followed by U.S. companies.

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

(pie chart)

The 10 holdings listed here make up 17.9% of net assets

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13   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Portfolio Management Q & A

Managed Portfolio

Below, Warren Spitz and Tom Murphy, portfolio managers of IDS Life Series - Managed Portfolio, discuss the Fund's positioning and results for the first half of the current fiscal year.

Q: How did the IDS Life Series - Managed Portfolio perform for the six-month period ended Oct. 31, 2003?

A: IDS Life Series - Managed Portfolio advanced 11.94%. The Fund outpaced its peers in the Lipper Balanced Funds Index, which returned 10.92% for the same period. The Fund's return was less than the 15.62% return of the unmanaged S&P 500 Index, a group of large company stocks.

Q: What factors significantly affected performance?

A: Within the equity component, the Fund benefited from its sector positioning and from exposure to mid- and small-cap stocks, which outperformed their large-cap peers for much of the past six months.

Before military action began in Iraq, we had started to reduce our energy weighting and shift the Fund toward economically sensitive sectors, based on our view that the war might be short and energy prices might stabilize. This repositioning benefited the Fund in the initial stages of this year's market rally, as well as later in the period when confidence in energy stocks was weakened by the northeast's blackout and by a post-war decline in oil prices.

Our tactical purchase of airline stocks in March and April of 2003 also added meaningfully to results. Although the positions were small, the magnitude of the airline sector's gains provided a significant positive impact. Our lower-than-index position in consumer non-durable stocks also contributed to relative return, as did our strategic overweight in industrial stocks, which had a strong positive impact in the latter portion of the period.

Among the few performance detractors were below-benchmark allocations to technology and financial stocks. The technology sector led the market throughout the recent rebound, while financials turned in a solid performance. Many technology stocks do not meet our dividend targets, so we are typically underweight in the sector. We were pleased with the Fund's ability to outpace its peers despite low exposure to technology stocks.

Within the Fund's bond component, favorable performance came largely from a small position in high-yield bonds, which led all bond sectors throughout the period. Security selection among higher quality investment grade corporate bonds also had a positive effect on performance, particularly in the early months of the period.

Q: What changes did you make to the Fund during the period?

A: Early in the six-month period we increased our equity holdings of credit card providers, finance companies and brokerage and investment banking firms. We also added to our retail allocation. In both areas, we thought investors were overlooking the possibility that consumers would sustain reasonable spending.

We subsequently took some profits in the financial area, where select stocks were approaching their price targets. We redeployed the proceeds into telecommunications services and also began to rebuild our energy position. We believed telecommunications stocks could rebound given their ability to generate high free cash flow. Energy stocks had lagged and we viewed them as inexpensive. We also thought energy prices were likely to remain higher for a longer period than most investors anticipated.

Within the bond segment, we slightly reduced the high-yield bond position. Although we still view high-yield bond fundamentals as favorable, we consider their valuations to be somewhat less attractive following their substantial price appreciation.

Among investment grade corporate bonds, we shifted from more aggressive, cyclical sectors, where the portfolio was overweight earlier in the period, to lower risk, non-cyclical issues. Currently our emphasis is on the banking, cable, media, and food and beverage sectors.

We incrementally increased the Fund's position in asset-backed securities and commercial mortgage backed securities. We modestly increased our holdings of government agency securities. The Fund has typically held a lower-than-index position in Treasuries and we maintained this during the period. Overall, the Fund's portfolio turnover rate during the latest semiannual period (62%) was consistent with our portfolio investment style.

--------------------------------------------------------------------------------
14   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Q: How do you plan to position the Fund in the coming months?

A: The fixed income portion of the Fund is currently positioned for a gradual continuation of the economic recovery. Given that recent corporate earnings increases have stemmed primarily from productivity improvements and cost cutting, we are now looking for evidence of top line growth to reaffirm for us that the pace of the economic recovery is sustainable. If the recovery stalls, some cyclical areas within the corporate bond sector are likely to get cheaper and we may reorient the Fund in favor of these sectors. Should the economy gain substantial momentum, we still do not see significant upside potential for bonds, given that valuations are relatively high following advances over the last 12 months.

Positives for the U.S. equity market include the highly accommodative fiscal and monetary policies that remain in effect, as well as the 2003 tax law changes. We believe the reduction in federal dividend tax rates enacted this past summer will lead more investors to favor dividend-paying stocks over fixed income securities. While we believe the economy will still be strong next year, if the stock market continues to advance, we may position the Fund's equity segment more conservatively for 2004.

The 10 Largest Holdings

Managed Portfolio

                                          Percent                Value
                                      (of net assets)    (as of Oct. 31, 2003)
Citigroup                                  2.7%              $10,162,560
Caterpillar                                2.7                10,237,216
BP ADR                                     2.0                 7,683,494
Illinois Tool Works                        1.8                 6,612,145
SBC Communications                         1.8                 6,592,102
Travelers Property Casualty Cl A           1.7                 6,537,994
Capital One Financial                      1.7                 6,335,360
Intl Paper                                 1.6                 6,138,600
XL Capital Cl A                            1.6                 5,886,650
Burlington Northern Santa Fe               1.6                 5,851,668

Excludes U.S. Treasury and U.S. government agency holdings.

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

(pie chart)

The 10 holdings listed here make up 19.2% of net assets

--------------------------------------------------------------------------------
15   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Portfolio Management Q & A

Money Market Portfolio

Below, Jerri Cohen, the IDS Life Series - Money Market Portfolio's manager, discusses the Fund's results and position for the first half of fiscal year 2003.

Q: How did the Fund perform for the six-month period ended Oct. 31, 2003?

A: IDS Life Series - Money Market Portfolio returned 0.33% for the period and its seven-day yield as of Oct. 31, 2003 was 0.61%

(Please note that an investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1 per share, it is possible to lose money by investing in the Fund.)

Q: What factors affected the Fund's performance?

A: The most significant factors were the economy and the actions taken by the Federal Reserve Board (the Fed). During the period, the Fed maintained a stimulative monetary policy designed to provide ongoing support to a sluggish economy. In June 2003, the Fed reduced its target interest rate by 0.25%, which brought the target rate down to 1.00% -- a level last seen in 1958. This move reduced the income potential of money market investments. As short-term securities matured, the Fund reinvested the proceeds in securities with lower rates and the yield of the Fund gradually declined.

Q: What changes did you make to the Fund during this period?

A: As always, we tried to generate a competitive yield while maintaining a stable net asset value by investing in high quality securities with minimal credit risk. During the period, we increased our holdings of variable rate securities, which will reset to higher or lower interest rates as market rates rise or fall. We also actively managed the average maturity of the Fund and tried to selectively extend the maturity when the yield curve provided attractive opportunities. On Oct. 31, 2003, the Fund's average maturity was 75 days, an increase from the start of the period. With these adjustments, we believe the Fund is strategically positioned to navigate the current low interest rate environment.

Q: How do you plan to manage the Fund for the coming months?

A: Signs of an economic recovery are evident. U.S. Gross Domestic Product, the amount of goods and services produced, rose at an 8.2% annual pace in the third calendar quarter of 2003. New jobs have been created after a long period of labor market contraction. Business spending on capital equipment is growing again. The key questions are: Is the recovery sustainable and how long will the Fed maintain low short-term interest rates? We believe the recovery will continue, although at a slower pace. Given the low level of inflation and the excess capacity in the economy, the Fed is in no rush to raise interest rates.

Since we do not anticipate a near-term increase in interest rates, we have positioned the Fund with an average maturity at the longer end of our range. We will continue to closely monitor economic data and the interest rate yield curve, striving to strategically adjust our portfolio positioning to maximize the return to Fund shareholders.

--------------------------------------------------------------------------------
16   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Financial Statements

Statements of assets and liabilities
IDS Life Series Fund, Inc.
                                                                          Equity         Equity       Government       Income
                                                                         Portfolio       Income       Securities      Portfolio
Oct. 31, 2003 (Unaudited)                                                               Portfolio      Portfolio
Assets
Investments in securities, at value (Note 1)
   (identified cost $570,407,419, $8,415,739, $28,813,481
   and $94,645,404, respectively)                                    $  613,483,424    $9,529,408   $29,300,687     $ 94,449,391
Cash in bank on demand deposit                                              427,511       197,527        51,794          321,850
Receivable for investment securities sold                                11,043,019            --       454,308        4,904,405
Dividends and accrued interest receivable                                   112,219        20,053       203,404          709,709
                                                                            -------        ------       -------          -------
Total assets                                                            625,066,173     9,746,988    30,010,193      100,385,355
                                                                        -----------     ---------    ----------      -----------
Liabilities
Dividends payable to shareholders (Note 1)                                       --        39,464        82,677          241,425
Payable for investment securities purchased                               1,566,070        57,346       911,793        8,777,033
Accrued investment management services fee                                  362,797         5,594        17,444           55,036
Other accrued expenses                                                       90,092        11,757         9,392           13,050
Options contracts written, at value
   (premium received $159,508 for Equity Portfolio) (Note 5)                184,500            --            --               --
                                                                          ---------       -------     ---------        ---------
Total liabilities                                                         2,203,459       114,161     1,021,306        9,086,544
                                                                          ---------       -------     ---------        ---------
Net assets applicable to outstanding capital stock                   $  622,862,714    $9,632,827   $28,988,887     $ 91,298,811
                                                                     ==============    ==========   ===========     ============
Represented by
Capital stock -- $.001 par value (Note 1)                            $       44,413    $      980   $     2,769     $      9,341
Additional paid-in capital                                            1,217,250,756     9,067,495    28,384,242       93,441,848
Undistributed (excess of distributions over) net investment income         (243,124)        7,155            (1)         (13,558)
Accumulated net realized gain (loss) (Note 7)                          (637,240,344)     (556,472)      114,671       (1,942,807)
Unrealized appreciation (depreciation) on investments and on
   translation of assets and liabilities in foreign currencies           43,051,013     1,113,669       487,206         (196,013)
                                                                         ----------     ---------       -------         --------
Total -- representing net assets applicable to
   outstanding capital stock                                         $  622,862,714    $9,632,827   $28,988,887     $ 91,298,811
                                                                     ==============    ==========   ===========     ============
Shares outstanding                                                       44,412,751       979,678     2,768,552        9,341,174
                                                                         ----------       -------     ---------        ---------
Net asset value per share of outstanding capital stock               $        14.02    $     9.83   $     10.47     $       9.77
                                                                     --------------    ----------   -----------     ------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
17   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Statements of assets and liabilities (continued)
IDS Life Series Fund, Inc.
                                                                                      International     Managed         Money
                                                                                         Equity        Portfolio        Market
Oct. 31, 2003 (Unaudited)                                                               Portfolio                     Portfolio
Assets
Investments in securities, at value (Note 1)
   (identified cost $166,037,109, $366,744,330 and $58,397,971, respectively)     $ 181,449,259    $ 381,095,168     $58,397,971
Cash in bank on demand deposit                                                           24,187          241,427          32,804
Foreign currency holdings for International Equity Portfolio
   (identified cost $690,448) (Note 1)                                                  691,298               --              --
Receivable for investment securities sold                                             4,431,194        5,538,536              --
Dividends and accrued interest receivable                                               340,279        1,289,978          51,494
                                                                                        -------        ---------          ------
Total assets                                                                        186,936,217      388,165,109      58,482,269
                                                                                    -----------      -----------      ----------
Liabilities
Dividends payable to shareholders (Note 1)                                               82,934        1,399,944          30,007
Payable for investment securities purchased                                           3,863,678       10,016,355         500,050
Accrued investment management services fee                                              147,495          224,241          24,969
Other accrued expenses                                                                   41,006           77,212          22,393
Options contracts written, at value
   (premiums received, $25,522 for Managed Portfolio) (Note 5)                               --           25,453              --
                                                                                      ---------       ----------         -------
Total liabilities                                                                     4,135,113       11,743,205         577,419
                                                                                      ---------       ----------         -------
Net assets applicable to outstanding capital stock                                $ 182,801,104    $ 376,421,904     $57,904,850
                                                                                  =============    =============     ===========
Represented by
Capital stock -- $.001 par value (Note 1)                                         $      17,295    $      29,835     $    57,909
Additional paid-in capital                                                          321,098,640      503,468,503      57,846,889
Undistributed net investment income                                                       2,074          201,691              --
Accumulated net realized gain (loss) (Note 7)                                      (153,748,161)    (141,558,482)             52
Unrealized appreciation (depreciation) on investments and on
   translation of assets and liabilities in foreign currencies (Note 6)              15,431,256       14,280,357              --
                                                                                  -------------    -------------     -----------
Total -- representing net assets applicable to
   outstanding capital stock                                                      $ 182,801,104    $ 376,421,904     $57,904,850
                                                                                  =============    =============     ===========
Shares outstanding                                                                   17,294,943       29,834,539      57,908,757
                                                                                     ----------       ----------      ----------
Net asset value per share of outstanding capital stock                            $       10.57    $       12.62     $      1.00
                                                                                  -------------    -------------     -----------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
18   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Statements of operations
IDS Life Series Fund, Inc.
                                                                          Equity         Equity       Government       Income
                                                                         Portfolio       Income       Securities      Portfolio
Six months ended Oct. 31, 2003 (Unaudited)                                              Portfolio      Portfolio
Investment income
Income:
Dividends                                                               $ 1,490,452    $  113,344    $       --      $         9
Interest                                                                    220,330             8       601,206        2,019,324
   Less foreign taxes withheld                                                 (692)         (670)           --               --
                                                                          ---------       -------       -------        ---------
Total income                                                              1,710,090       112,682       601,206        2,019,333
                                                                          ---------       -------       -------        ---------
Expenses (Note 2):
Investment management and services fee                                    2,084,774        30,296       108,463          340,845
Custodian fees                                                               52,362         5,745         7,288           27,432
Audit fees                                                                    8,000         5,000         5,500            6,250
Directors fees                                                               17,258           162           368               --
Printing and postage                                                         88,313         1,342         4,836           13,556
Other                                                                            --            --         7,340            3,746
                                                                          ---------       -------       -------        ---------
Total expenses                                                            2,250,707        42,545       133,795          391,829
   Expenses waived/reimbursed by IDS Life (Note 2)                               --       (15,358)       (9,837)              --
                                                                          ---------       -------       -------        ---------
                                                                          2,250,707        27,187       123,958          391,829
   Earnings credits on cash balances (Note 2)                                  (373)         (718)         (739)            (310)
                                                                          ---------       -------       -------        ---------
Total expenses -- net                                                     2,250,334        26,469       123,219          391,519
                                                                          ---------       -------       -------        ---------
Investment income (loss) -- net                                            (540,244)       86,213       477,987        1,627,814
                                                                          ---------       -------       -------        ---------
Realized and unrealized gain (loss) -- net
Net realized gain (loss) on:
   Security transactions (Note 3)                                        53,822,216       188,937       114,671        2,065,080
   Foreign currency transactions                                                 --             2            --         (149,651)
   Options contracts written (Note 5)                                       776,573            --            --               --
                                                                          ---------       -------       -------        ---------
Net realized gain (loss) on investments                                  54,598,789       188,939       114,671        1,915,429
Net change in unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign currencies    45,146,636     1,588,070      (679,408)      (3,181,171)
                                                                         ----------     ---------      --------       ----------
Net gain (loss) on investments and foreign currencies                    99,745,425     1,777,009      (564,737)      (1,265,742)
                                                                         ----------     ---------      --------       ----------
Net increase (decrease) in net assets resulting from operations         $99,205,181    $1,863,222    $  (86,750)     $   362,072
                                                                        ===========    ==========    ==========      ===========

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
19   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Statements of operations (continued)
IDS Life Series Fund, Inc.
                                                                       International     Managed         Money
                                                                          Equity        Portfolio       Market
Six months ended Oct. 31, 2003 (Unaudited)                               Portfolio                     Portfolio
Investment income
Income:
Dividends                                                               $ 2,046,299   $ 3,010,004      $     --
Interest                                                                     35,095     1,956,770       364,301
   Less foreign taxes withheld                                             (275,015)      (25,338)           --
                                                                          ---------     ---------       -------
Total income                                                              1,806,379     4,941,436       364,301
                                                                          ---------     ---------       -------
Expenses (Note 2):
Investment management and services fee                                      826,922     1,312,843       155,990
Custodian fees                                                               49,234        59,778           189
Audit fees                                                                    7,000         8,000         4,250
Directors fees                                                                4,088        10,043           473
Printing and postage                                                         15,048        56,124            --
Other                                                                            --           767            --
                                                                          ---------     ---------       -------
Total expenses                                                              902,292     1,447,555       160,902
   Earnings credits on cash balances (Note 2)                                  (575)         (257)         (309)
                                                                          ---------     ---------       -------
Total expenses -- net                                                       901,717     1,447,298       160,593
                                                                          ---------     ---------       -------
Investment income (loss) -- net                                             904,662     3,494,138       203,708
                                                                          ---------     ---------       -------
Realized and unrealized gain (loss) -- net
Net realized gain (loss) on:
   Security transactions (Note 3)                                        10,550,936     3,070,447            --
   Foreign currency transactions                                             (2,075)     (124,125)           --
   Futures contracts                                                             --           560            --
   Options contracts written (Note 5)                                            --        39,586            --
                                                                          ---------     ---------       -------
Net realized gain (loss) on investments                                  10,548,861     2,986,468            --
Net change in unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign currencies    21,453,758    35,032,095            --
                                                                         ----------     ---------       -------
Net gain (loss) on investments and foreign currencies                    32,002,619    38,018,563            --
                                                                         ----------     ---------       -------
Net increase (decrease) in net assets resulting from operations         $32,907,281   $41,512,701      $203,708
                                                                        ===========   ===========      ========

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
20   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Statements of changes in net assets
IDS Life Series Fund, Inc.
                                                                Equity Portfolio                Equity Income Portfolio
                                                        Oct. 31, 2003    April 30, 2003    Oct. 31, 2003     April 30, 2003
                                                      Six months ended     Year ended    Six months ended      Year ended
                                                         (Unaudited)                        (Unaudited)
Operations and distributions
Investment income (loss) -- net                          $   (540,244)   $     514,006        $   86,213       $   135,663
Net realized gain (loss) on investments                    54,598,789     (210,737,329)          188,939          (711,572)
Net change in unrealized appreciation (depreciation)
  on investments and on translation of assets and
  liabilities in foreign currencies                        45,146,636       29,991,993         1,588,070          (783,159)
                                                           ----------       ----------         ---------          --------
Net increase (decrease) in net assets resulting
  from operations                                          99,205,181     (180,231,330)        1,863,222        (1,359,068)
                                                           ----------     ------------         ---------        ----------
Distributions to shareholders from:
   Net investment income                                           --         (384,828)          (78,418)         (134,957)
   Net realized gain                                               --               --                --           (10,295)
   Tax return of capital                                           --         (493,087)               --                --
                                                           ----------     ------------         ---------        ----------
Total distributions                                                --         (877,915)          (78,418)         (145,252)
                                                           ----------     ------------         ---------        ----------
Capital share transactions (Note 4)
Proceeds from sales                                         8,600,007       17,721,498           920,636         2,612,880
Reinvested distributions at net asset value                        --          877,915            81,786           124,876
Payments for redemptions                                  (30,670,660)     (82,323,204)         (365,317)         (849,919)
                                                           ----------     ------------         ---------        ----------
Increase (decrease) in net assets from capital
  share transactions                                      (22,070,653)     (63,723,791)          637,105         1,887,837
                                                           ----------     ------------         ---------        ----------
Total increase (decrease) in net assets                    77,134,528     (244,833,036)        2,421,909           383,517
Net assets at beginning of period                         545,728,186      790,561,222         7,210,918         6,827,401
                                                           ----------     ------------         ---------        ----------
Net assets at end of period                              $622,862,714    $ 545,728,186        $9,632,827       $ 7,210,918
                                                         ============    =============        ==========       ===========
Undistributed (excess of distributions over)
  net investment income                                  $   (243,124)   $     297,120        $    7,155       $      (640)
                                                         ------------    -------------        ----------       -----------


                                                         Government Securities Portfolio           Income Portfolio
                                                        Oct. 31, 2003    April 30, 2003    Oct. 31, 2003     April 30, 2003
                                                      Six months ended     Year ended    Six months ended      Year ended
                                                         (Unaudited)                        (Unaudited)
Operations and distributions
Investment income (loss) -- net                           $   477,987      $ 1,081,712      $  1,627,814      $  4,937,059
Net realized gain (loss) on investments                       114,671          734,340         1,915,429         2,208,472
Net change in unrealized appreciation (depreciation)
  on investments and on translation of assets and
  liabilities in foreign currencies                          (679,408)         486,101        (3,181,171)        1,247,584
                                                             --------          -------        ----------         ---------
Net increase (decrease) in net assets resulting
  from operations                                             (86,750)       2,302,153           362,072         8,393,115
                                                              -------        ---------           -------         ---------
Distributions to shareholders from:
   Net investment income                                     (477,987)      (1,091,002)       (1,639,717)       (4,879,282)
   Net realized gain                                         (488,407)              --                --                --
                                                             --------       ----------        ----------        ----------
Total distributions                                          (966,394)      (1,091,002)       (1,639,717)       (4,879,282)
                                                             --------       ----------        ----------        ----------
Capital share transactions (Note 4)
Proceeds from sales                                         1,246,571        9,984,856           656,920         3,543,273
Reinvested distributions at net asset value                   975,284        1,092,265         1,698,799         4,905,574
Payments for redemptions                                   (4,299,147)      (2,990,470)      (10,489,162)      (12,801,539)
                                                           ----------       ----------       -----------       -----------
Increase (decrease) in net assets from capital
  share transactions                                       (2,077,292)       8,086,651        (8,133,443)       (4,352,692)
                                                           ----------        ---------        ----------        ----------
Total increase (decrease) in net assets                    (3,130,436)       9,297,802        (9,411,088)         (838,859)
Net assets at beginning of period                          32,119,323       22,821,521       100,709,899       101,548,758
                                                           ----------       ----------       -----------       -----------
Net assets at end of period                               $28,988,887      $32,119,323      $ 91,298,811      $100,709,899
                                                          ===========      ===========      ============      ============

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
21   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Statements of changes in net assets (continued)
IDS Life Series Fund, Inc.
                                                         International Equity Portfolio            Managed Portfolio
                                                        Oct. 31, 2003    April 30, 2003    Oct. 31, 2003     April 30, 2003
                                                      Six months ended     Year ended    Six months ended      Year ended
                                                         (Unaudited)                        (Unaudited)
Operations and distributions
Investment income (loss) -- net                          $    904,662     $  2,220,786      $  3,494,138     $   7,741,842
Net realized gain (loss) on investments                    10,548,861      (32,360,136)        2,986,468       (44,147,314)
Net change in unrealized appreciation (depreciation)
  on investments and on translation of assets and
  liabilities in foreign currencies                        21,453,758      (11,532,009)       35,032,095       (37,189,734)
                                                           ----------      -----------        ----------       -----------
Net increase (decrease) in net assets resulting
  from operations                                          32,907,281      (41,671,359)       41,512,701       (73,595,206)
                                                           ----------      -----------        ----------       -----------
Distributions to shareholders from:
   Net investment income                                     (869,142)      (1,861,957)       (3,192,752)       (7,595,229)
                                                             --------       ----------        ----------        ----------
Capital share transactions (Note 4)
Proceeds from sales                                         2,033,562        5,934,758         3,456,160         7,692,214
Reinvested distributions at net asset value                 1,778,611        1,465,592         3,518,654         7,343,221
Payments for redemptions                                  (11,679,631)     (28,885,778)      (21,393,274)      (55,900,085)
                                                          -----------      -----------       -----------       -----------
Increase (decrease) in net assets from capital
  share transactions                                       (7,867,458)     (21,485,428)      (14,418,460)      (40,864,650)
                                                           ----------      -----------       -----------       -----------
Total increase (decrease) in net assets                    24,170,681      (65,018,744)       23,901,489      (122,055,085)
Net assets at beginning of period                         158,630,423      223,649,167       352,520,415       474,575,500
                                                          -----------      -----------       -----------       -----------
Net assets at end of period                              $182,801,104     $158,630,423      $376,421,904     $ 352,520,415
                                                         ============     ============      ============     =============
Undistributed (excess of distributions over)
  net investment income                                  $      2,074     $    (33,446)     $    201,691     $     (99,695)
                                                         ------------     ------------      ------------     -------------

                                                                                                Money Market Portfolio
                                                                                           Oct. 31, 2003     April 30, 2003
                                                                                         Six months ended      Year ended
                                                                                            (Unaudited)
Operations and distributions
Investment income (loss) -- net                                                             $    203,708      $    736,449
Net realized gain (loss) on investments                                                               --                52
                                                                                            ------------      ------------
Net increase (decrease) in net assets resulting from operations                                  203,708           736,501
                                                                                            ------------      ------------
Distributions to shareholders from:
   Net investment income                                                                        (203,708)         (736,449)
   Net realized gain                                                                                  --            (3,497)
                                                                                            ------------      ------------
Total distributions                                                                             (203,708)         (739,946)
                                                                                            ------------      ------------
Capital share transactions (Note 4)
Proceeds from sales                                                                            7,165,543        19,620,601
Reinvested distributions at net asset value                                                      210,245           783,072
Payments for redemptions                                                                     (15,042,984)      (24,256,946)
                                                                                            ------------      ------------
Increase (decrease) in net assets from capital share transactions                             (7,667,196)       (3,853,273)
                                                                                            ------------      ------------
Total increase (decrease) in net assets                                                       (7,667,196)       (3,856,718)
Net assets at beginning of period                                                             65,572,046        69,428,764
                                                                                            ------------      ------------
Net assets at end of period                                                                 $ 57,904,850      $ 65,572,046
                                                                                            ============      ============

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
22   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Notes to Financial Statements

IDS Life Series Fund, Inc.

(Unaudited as to Oct. 31, 2003)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

IDS Life Series Fund, Inc. is registered under the Investment Company Act of 1940 (as amended) (the 1940 Act) as a diversified, open-end management investment company. Each Fund has 10 billion authorized shares of capital stock and the primary investments are as follows:

     Equity Portfolio primarily invests in U.S. common stocks and securities convertible into common stocks.

     Equity Income Portfolio primarily invests in equity securities.

     Government Securities Portfolio primarily invests in debt obligations guaranteed as to principal and interest by the U.S. government and its agencies or instrumentalities. Although the Fund may invest in any U.S. government securities, it is anticipated that U.S. government securities representing part ownership in pools of mortgage loans (mortgage-backed securities) will comprise a large percentage of the Fund's investments.

     Income Portfolio primarily invests in debt securities.

     International Equity Portfolio primarily invests in equity securities of foreign issuers.

     Managed Portfolio primarily invests in a combination of equity and debt securities.

     Money Market Portfolio primarily invests in money market instruments, such as marketable debt obligations issued by the U.S. government or its agencies, bank certificates of deposit, bankers' acceptances, letters of credit, and commercial paper, including asset-backed commercial paper.

You may not buy (nor will you own) shares of each Fund directly. You invest by buying a variable life insurance policy and allocating your premium payments to the variable subaccounts that invest in each Fund.

Each Fund's significant accounting policies are summarized as follows:

Use of estimates

Preparing financial statements that conform to accounting principles generally accepted in the United States of America requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

Valuation of securities

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. American Express Financial Corporation (AEFC) may use fair value if a security's value has been materially affected by events after the close of the primary exchanges or markets on which the security is traded and before the NAV is calculated. The fair value of a security may be different from the quoted or published price. AEFC will price a security at fair value in accordance with procedures adopted by the Fund and board if a reliable market quotation is not readily available. Short-term securities in the Fund, except Money Market Portfolio, maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost. Pursuant to Rule 2a-7 of the 1940 Act, all securities in the Money Market Portfolio are valued daily at amortized cost, which approximates market value in order to maintain a constant net asset value of $1 per share.

Option transactions

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Funds, except Money Market Portfolio, may buy and sell put or call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Funds give up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Funds may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Funds pay a premium whether or not the option is exercised. The Funds also have the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist. The Funds also may write over-the-counter options where completing the obligation depends upon the credit standing of the other party.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Funds will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

--------------------------------------------------------------------------------
23   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Futures transactions

To gain exposure to or protect itself from market changes, the Funds, except Money Market Portfolio, may buy and sell financial futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Upon entering into a futures contract, the Funds are required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Funds each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Funds recognize a realized gain or loss when the contract is closed or expires.

Foreign currency translations and foreign currency contracts

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the statements of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes. As of Oct. 31, 2003, foreign currency holdings for International Equity Portfolio consisted of multiple denominations.

The Funds, except Money Market Portfolio, may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Funds and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Funds are subject to the credit risk that the other party will not complete its contract obligations.

Illiquid securities

As of Oct. 31, 2003, investments in securities for Equity Portfolio, included issues that are illiquid which the Funds currently limit to 10% of net assets, at market value, at the time of purchase. The aggregate value of such securities as of Oct. 31, 2003 was $8,475,890 representing 1.36% of net assets for Equity Portfolio. These securities are valued at fair value according to methods selected in good faith by the board. According to board guidelines, certain unregistered securities are determined to be liquid and are not included within the 10% limitation specified above.

Securities purchased on a forward-commitment basis

Delivery and payment for securities that have been purchased by the Funds on a forward-commitment basis, including when-issued securities, other forward-commitments and future capital commitments for limited partnership interests, can take place one month or more after the transaction date. During this period, when-issued securities and other forward-commitments are subject to market fluctuations, and they may affect each Fund's net assets the same as owned securities. The Funds designate cash or liquid securities at least equal to the amount of its forward-commitments. As of Oct. 31, 2003, the outstanding forward-commitments for the Funds are as follows:

                                 When-issued        Other         Future capital
Fund                             securities   forward-commitments   commitments
Equity Portfolio                 $       --            $--           $2,471,767
Government Securities Portfolio     457,484             --                   --
Income Portfolio                  3,015,141             --                   --
Managed Portfolio                 4,282,065             --                   --

Federal income taxes

Each Fund's policy is to comply with all sections of the Internal Revenue Code that apply to regulated investment companies and to distribute substantially all of its taxable income to the variable subaccounts. No provision for income taxes is thus required. Each Fund is treated as a separate entity for federal income tax purposes.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of wash sale transactions, foreign currency exchange gains and losses, and the timing and amount of market discount recognized as ordinary income. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) are recorded by the Funds.

--------------------------------------------------------------------------------
24   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Dividends to shareholders

As of Oct. 31, 2003, dividends declared for each Fund payable Nov. 3, 2003 are as follows:

   Equity Income Portfolio                  $.040

   Government Securities Portfolio          $.030

   Income Portfolio                         $.026

   International Equity Portfolio           $.005

   Managed Portfolio                        $.047

   Money Market Portfolio                   $.001

Distributions to the variable subaccounts are recorded as of the close of business on the record date and are payable on the first business day following the record date. Dividends from net investment income, when available, are declared daily and distributed monthly for the Government Securities, Income and Money Market Portfolios and declared and distributed quarterly for the Equity, Equity Income, International Equity and Managed Portfolios. Capital gain distributions, when available, will be made annually. However, additional capital gain distributions may be made periodically during the fiscal year in order to comply with the Internal Revenue Code as applicable to regulated investment companies.

Other

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date or upon receipt of ex-dividend notification in the case of certain foreign securities. Interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES

The Funds have an Investment Management and Services Agreement with IDS Life to provide investment advice, administrative, accounting and other services required in connection with the affairs of the Fund. For these services, IDS Life is paid a fee based on the aggregate average daily net assets of each Fund. The fee is 0.70% on an annual basis for Equity, Equity Income, Government Securities, Income and Managed Portfolios. For International Equity Portfolio the fee is 0.95% on an annual basis. For Money Market Portfolio the fee is 0.50% on an annual basis.

IDS Life and AEFC have an Investment Advisory Agreement which calls for IDS Life to pay AEFC a fee for investment advice about the Fund's portfolios. The fee paid by IDS Life is 0.25% of Equity, Equity Income, Government Securities, Income, Managed and Money Market Portfolios' average daily net assets for the year. The fee paid by IDS Life is 0.35% of International Equity Portfolio's average daily net assets for the year.

Shareholders have approved a change to the Investment Management and Services Agreement and Investment Advisory Agreement to combine all investment roles within AEFC. Effective Nov. 1, 2003, AEFC will start serving as an investment manager for the Fund.

AEFC has a Subadvisory Agreement with American Express Asset Management International Inc. (AEAMI), a wholly-owned subsidiary of AEFC, to subadvise the assets of International Equity Portfolio. Investment decisions for International Equity Portfolio are made by a team of seasoned investment professionals at Threadneedle Asset Management Limited (Threadneedle) who are associated with AEAMI. Threadneedle is also a wholly-owned subsidiary of AEFC.

In addition to paying its own management fee, each Fund also pays its taxes, brokerage commissions and other non-advisory expenses. Expenses that relate to a particular Fund, such as custodian fees and registration fees for shares, are paid by that Fund. Other expenses are allocated to the Fund in an equitable manner as determined by the Fund's board. Each Fund also pays custodian fees to American Express Trust Company, an affiliate of IDS Life.

IDS Life has voluntarily agreed to reimburse each Fund for non-advisory expenses which exceed 0.10% on an annual basis of average daily net assets of each Fund.

During the six months ended Oct. 31, 2003, the Fund's custodian fees were reduced as a result of earnings credits from overnight cash balances as follows:

Fund                                                             Reduction
Equity Portfolio                                                  $373
Equity Income Portfolio                                            718
Government Securities Portfolio                                    739
Income Portfolio                                                   310
International Equity Portfolio                                     575
Managed Portfolio                                                  257
Money Market Portfolio                                             309

--------------------------------------------------------------------------------
25   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

3. SECURITIES TRANSACTIONS

For the six months ended Oct. 31, 2003, cost of purchases and proceeds from sales of securities aggregated, respectively, $193,790,390 and $201,491,459 for Money Market Portfolio. Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated for each Fund are as follows:

Fund                                          Purchases               Proceeds
Equity Portfolio                           $720,639,803           $762,090,784
Equity Income Portfolio                       1,798,777              1,088,531
Government Securities Portfolio              26,154,991             28,700,513
Income Portfolio                            145,504,085            158,155,860
International Equity Portfolio              183,848,342            189,894,383
Managed Portfolio                           201,435,690            205,149,027

Realized gains and losses are determined on an identified cost basis.

Brokerage clearing fees paid to brokers affiliated with IDS Life were $24 for Equity Income Portfolio for the six months ended Oct. 31, 2003.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for each Fund for the periods indicated are as follows:

                                                                  Six months ended Oct. 31, 2003
                                         Equity     Equity      Government    Income    International   Managed      Money
                                        Portfolio   Income      Securities   Portfolio     Equity      Portfolio    Market
                                                   Portfolio     Portfolio                Portfolio                Portfolio
Sold                                     656,125   101,687      116,128       66,318      209,820      281,754    7,166,027
Issued for reinvested distributions           --     9,661       92,664      172,065      195,275      299,908      210,259
Redeemed                              (2,349,369)  (40,136)    (403,464)  (1,064,369)  (1,202,396)  (1,756,233) (15,044,004)
                                      ----------   -------     --------   ----------   ----------   ----------  -----------
Net increase (decrease)               (1,693,244)   71,212     (194,672)    (825,986)    (797,301)  (1,174,571)  (7,667,718)
                                      ----------    ------     --------     --------     --------   ----------   ----------

                                                                     Year ended April 30, 2003
                                      Equity        Equity      Government    Income    International   Managed      Money
                                     Portfolio      Income      Securities   Portfolio     Equity      Portfolio    Market
                                                   Portfolio     Portfolio                Portfolio                Portfolio
Sold                                   1,471,755   320,903      934,176      366,399      645,560      669,442   19,621,568
Issued for reinvested distributions       76,188    15,661      102,436      507,382      146,519      636,906      783,114
Redeemed                              (6,854,895) (108,811)    (281,275)  (1,324,024)  (3,095,830)  (4,859,112) (24,258,284)
                                      ----------  --------     --------   ----------   ----------   ----------  -----------
Net increase (decrease)               (5,306,952)  227,753      755,337     (450,243)  (2,303,751)  (3,552,764)  (3,853,602)
                                      ----------   -------      -------     --------   ----------   ----------   ----------

5. OPTIONS CONTRACTS WRITTEN

Contracts and premiums associated with options contracts written by Equity Portfolio are as follows:

                                        Six months ended Oct. 31, 2003
                                       Puts                      Calls
                               Contracts     Premiums    Contracts   Premiums
Balance April 30, 2003          3,000       $ 350,991      3,000    $ 320,991
Opened                             --              --      1,450      329,731
Closed                             --              --       (550)    (170,223)
Expired                        (3,000)       (350,991)    (3,000)    (320,991)
                               ------        --------     ------     --------
Balance Oct. 31, 2003              --       $      --        900    $ 159,508
                               ------       ---------     ------    ---------

See "Summary of significant accounting policies."

Contracts and premiums associated with options contracts written by Managed Portfolio are as follows:

                                        Six months ended Oct. 31, 2003
                                       Puts                      Calls
                               Contracts     Premiums    Contracts   Premiums
Balance April 30, 2003             10        $  4,179         10    $   2,616
Opened                             71          47,169        180      155,749
Closed                            (72)        (43,087)      (181)    (141,104)
                               ------       ---------     ------    ---------
Balance Oct. 31, 2003               9        $  8,261          9    $  17,261
                               ------       ---------     ------    ---------

See "Summary of significant accounting policies."

--------------------------------------------------------------------------------
26   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

6. INTEREST RATE FUTURES CONTRACTS

As of Oct. 31, 2003, Managed Portfolio's investments in securities included securities valued at $294,200 that were pledged as collateral to cover initial margin deposits on 29 open purchase futures contracts and 49 open sale contracts. The notional market value of the open purchase contracts as of Oct. 31, 2003 was $5,332,350 with a net unrealized loss of $9,541. The notional market value of the open sale contracts as of Oct. 31, 2003 was $5,488,500 with a net unrealized loss of $61,009. See "Summary of significant accounting policies" and "Notes to investments in securities."

7. CAPITAL LOSS CARRY-OVER

For federal income tax purposes, as of April 30, 2003 capital loss carry-overs are as follows:

Fund                                       Carry-over          Expiration date
Equity Portfolio                         $677,105,977             2010-2012
Equity Income Portfolio                       626,460             2011-2012
Income Portfolio                            3,812,792             2009-2010
International Equity Portfolio            161,266,713             2009-2012
Managed Portfolio                         141,396,124             2010-2012

It is unlikely the board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

8. FINANCIAL HIGHLIGHTS

Equity Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                                              2003(f)       2003        2002         2001         2000
Net asset value, beginning of period                                      $11.84       $15.38      $23.37      $ 47.72       $27.80
Income from investment operations:
Net investment income (loss)                                                (.01)         .01          --         (.06)        (.18)
Net gains (losses) (both realized and unrealized)                           2.19        (3.53)      (5.03)      (13.78)       20.10
Total from investment operations                                            2.18        (3.52)      (5.03)      (13.84)       19.92
Less distributions:
Dividends from net investment income                                          --         (.01)         --           --           --
Distributions from realized gains                                             --           --       (2.91)      (10.51)          --
Tax return of capital                                                         --         (.01)       (.05)          --           --
Total distributions                                                           --         (.02)      (2.96)      (10.51)          --
Net asset value, end of period                                            $14.02       $11.84      $15.38      $ 23.37       $47.72

Ratios/supplemental data
Net assets, end of period (in thousands)                                $622,863     $545,728    $790,561   $1,092,695   $1,714,508
Ratio of expenses to average daily net assets(b)                            .76%(d)      .74%        .73%         .73%         .72%
Ratio of net investment income (loss) to average daily net assets          (.18%)(d)     .09%       (.02%)       (.18%)       (.46%)
Portfolio turnover rate (excluding short-term securities)                   133%         250%        228%         136%         126%
Total return(c)                                                           18.48%(e)   (23.02%)    (23.68%)     (37.21%)      71.66%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Total return does not reflect the expenses that apply to the subaccounts or the policies.

(d)  Adjusted to an annual basis.

(e)  Not annualized.

(f)  Six months ended Oct. 31, 2003 (Unaudited).

--------------------------------------------------------------------------------
27   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Equity Income Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                                              2003(h)       2003        2002         2001    2000(b)
Net asset value, beginning of period                                       $7.94       $10.03      $10.18       $ 9.54    $10.00
Income from investment operations:
Net investment income (loss)                                                 .09          .16         .13          .11       .05
Net gains (losses) (both realized and unrealized)                           1.88        (2.08)       (.15)         .64      (.46)
Total from investment operations                                            1.97        (1.92)       (.02)         .75      (.41)
Less distributions:
Dividends from net investment income                                        (.08)        (.16)       (.12)        (.11)     (.05)
Distributions from realized gains                                             --         (.01)       (.01)          --        --
Total distributions                                                         (.08)        (.17)       (.13)        (.11)     (.05)
Net asset value, end of period                                             $9.83       $ 7.94      $10.03       $10.18    $ 9.54

Ratios/supplemental data
Net assets, end of period (in thousands)                                  $9,633       $7,211      $6,827       $3,945    $2,286
Ratio of expenses to average daily net assets(c),(d)                        .63%(f)      .80%        .80%         .80%      .81%(f)
Ratio of net investment income (loss) to average daily net assets          1.99%(f)     2.05%       1.43%        1.15%     1.15%(f)
Portfolio turnover rate (excluding short-term securities)                    13%          40%         39%         112%       20%
Total return(e)                                                           24.95%(g)   (19.06%)      (.19%)       7.92%    (4.12%)(g)

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from June 17, 1999 (commencement of operations) to April 30, 2000.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d) IDS Life voluntarily limited total operating expenses. Had IDS Life not done so, the ratios of expenses to average daily net assets would have been 0.98% for the six months ended Oct. 31, 2003 and 1.83%, 1.44%, 1.90% and
     3.91% for the periods ended April 30, 2003, 2002, 2001 and 2000, respectively.

(e) Total return does not reflect the expenses that apply to the subaccounts or the policies.

(f)  Adjusted to an annual basis.

(g)  Not annualized.

(h)  Six months ended Oct. 31, 2003 (Unaudited).
--------------------------------------------------------------------------------
28   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Government Securities Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                                              2003(g)         2003       2002        2001        2000
Net asset value, beginning of period                                      $10.84         $10.34     $10.18      $ 9.64      $10.13
Income from investment operations:
Net investment income (loss)                                                 .17            .42        .51         .55         .52
Net gains (losses) (both realized and unrealized)                           (.20)           .50        .16         .54        (.44)
Total from investment operations                                            (.03)           .92        .67        1.09         .08
Less distributions:
Dividends from net investment income                                        (.17)          (.42)      (.51)       (.55)       (.53)
Distributions from realized gains                                           (.17)            --         --          --        (.04)
Total distributions                                                         (.34)          (.42)      (.51)       (.55)       (.57)
Net asset value, end of period                                            $10.47         $10.84     $10.34      $10.18      $ 9.64

Ratios/supplemental data
Net assets, end of period (in thousands)                                 $28,989        $32,119    $22,822     $19,653     $18,491
Ratio of expenses to average daily net assets(b)                            .80%(c),(e)    .80%(c)    .80%(c)     .80%(c)     .81%
Ratio of net investment income (loss) to average daily net assets          3.08%(e)       3.89%      4.94%       5.53%       5.40%
Portfolio turnover rate (excluding short-term securities)                    86%            84%        39%         76%        123%
Total return(d)                                                            (.27%)(f)      9.10%      6.63%      11.55%        .86%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) IDS Life voluntarily limited total operating expenses. Had IDS Life not done so, the ratios of expenses to average daily net assets would have been 0.86% for the six months ended Oct. 31, 2003 and 0.87%, 0.83% and 0.81% for the years ended April 30, 2003, 2002 and 2001, respectively.

(d) Total return does not reflect the expenses that apply to the subaccounts or the policies.

(e)  Adjusted to an annual basis.

(f)  Not annualized.

(g)  Six months ended Oct. 31, 2003 (Unaudited).

--------------------------------------------------------------------------------
29   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Income Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                                              2003(f)       2003       2002         2001        2000
Net asset value, beginning of period                                       $9.91        $9.56      $9.47        $9.17       $9.89
Income from investment operations:
Net investment income (loss)                                                 .17          .47        .54          .64         .64
Net gains (losses) (both realized and unrealized)                           (.14)         .35        .09          .25        (.67)
Total from investment operations                                             .03          .82        .63          .89        (.03)
Less distributions:
Dividends from net investment income                                        (.17)        (.47)      (.54)        (.59)       (.64)
Distributions from realized gains                                             --           --         --           --          --
Excess distributions from net investment income                               --           --         --           --        (.05)
Total distributions                                                         (.17)        (.47)      (.54)        (.59)       (.69)
Net asset value, end of period                                             $9.77        $9.91      $9.56        $9.47       $9.17

Ratios/supplemental data
Net assets, end of period (in thousands)                                 $91,299     $100,710   $101,549     $103,685     $92,351
Ratio of expenses to average daily net assets(b)                            .80%(d)      .77%       .77%         .75%        .74%
Ratio of net investment income (loss) to average daily net assets          3.34%(d)     4.90%      5.63%        6.82%       6.71%
Portfolio turnover rate (excluding short-term securities)                   159%         223%        98%          83%         50%
Total return(c)                                                             .37%(e)     8.65%      6.88%        9.94%       (.25%)

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Total return does not reflect the expenses that apply to the subaccounts or the policies.

(d)  Adjusted to an annual basis.

(e)  Not annualized.

(f)  Six months ended Oct. 31, 2003 (Unaudited).

International Equity Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                                              2003(f)       2003       2002         2001        2000
Net asset value, beginning of period                                      $ 8.77       $10.97     $13.29       $21.82      $19.04
Income from investment operations:
Net investment income (loss)                                                 .05          .12        .06          .10         .13
Net gains (losses) (both realized and unrealized)                           1.80        (2.22)     (2.29)       (5.11)       3.13
Total from investment operations                                            1.85        (2.10)     (2.23)       (5.01)       3.26
Less distributions:
Dividends from net investment income                                        (.05)        (.10)      (.09)        (.10)       (.12)
Distributions from realized gains                                             --           --         --        (3.42)       (.36)
Total distributions                                                         (.05)        (.10)      (.09)       (3.52)       (.48)
Net asset value, end of period                                            $10.57       $ 8.77     $10.97       $13.29      $21.82

Ratios/supplemental data
Net assets, end of period (in thousands)                                $182,801     $158,630   $223,649     $299,920    $379,213
Ratio of expenses to average daily net assets(b)                           1.04%(d)     1.05%      1.02%        1.00%       1.02%
Ratio of net investment income (loss) to average daily net assets          1.04%(d)     1.25%       .57%         .59%        .60%
Portfolio turnover rate (excluding short-term securities)                   112%          91%       224%         209%        124%
Total return(c)                                                           21.18%(e)   (19.15%)   (16.83%)     (26.76%)     17.44%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Total return does not reflect the expenses that apply to the subaccounts or the policies.

(d)  Adjusted to an annual basis.

(e)  Not annualized.

(f)  Six months ended Oct. 31, 2003 (Unaudited).

--------------------------------------------------------------------------------
30   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Managed Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                                              2003(f)       2003       2002         2001        2000
Net asset value, beginning of period                                      $11.37       $13.73     $16.02       $23.56      $20.08
Income from investment operations:
Net investment income (loss)                                                 .12          .24        .22          .36         .40
Net gains (losses) (both realized and unrealized)                           1.24        (2.36)     (2.28)       (6.62)       3.69
Total from investment operations                                            1.36        (2.12)     (2.06)       (6.26)       4.09
Less distributions:
Dividends from net investment income                                        (.11)        (.24)      (.23)        (.34)       (.40)
Distributions from realized gains                                             --           --         --         (.94)       (.21)
Total distributions                                                         (.11)        (.24)      (.23)       (1.28)       (.61)
Net asset value, end of period                                            $12.62       $11.37     $13.73       $16.02      $23.56

Ratios/supplemental data
Net assets, end of period (in thousands)                                $376,422     $352,520   $474,576     $588,084    $826,549
Ratio of expenses to average daily net assets(b)                            .77%(d)      .75%       .74%         .72%        .72%
Ratio of net investment income (loss) to average daily net assets          1.86%(d)     2.06%      1.48%        1.73%       1.87%
Portfolio turnover rate (excluding short-term securities)                    62%         183%       100%          69%         63%
Total return(c)                                                           11.94%(e)   (15.46%)   (12.91%)     (27.93%)     20.79%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Total return does not reflect the expenses that apply to the subaccounts or the policies.

(d)  Adjusted to an annual basis.

(e)  Not annualized.

(f)  Six months ended Oct. 31, 2003 (Unaudited).

Money Market Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                                              2003(f)       2003       2002         2001        2000
Net asset value, beginning of period                                       $1.00        $1.00      $1.00        $1.00       $1.00
Income from investment operations:
Net investment income (loss)                                                  --          .01        .03          .06         .05
Less distributions:
Dividends from net investment income                                          --         (.01)      (.03)        (.06)       (.05)
Net asset value, end of period                                             $1.00        $1.00      $1.00        $1.00       $1.00

Ratios/supplemental data
Net assets, end of period (in thousands)                                 $57,905      $65,572    $69,429      $69,662     $57,143
Ratio of expenses to average daily net assets(b)                            .52%(d)      .55%       .54%         .53%        .59%
Ratio of net investment income (loss) to average daily net assets           .65%(d)     1.07%      2.54%        5.74%       4.99%
Total return(c)                                                             .33%(e)     1.08%      2.60%        5.89%       5.11%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Total return does not reflect the expenses that apply to the subaccounts or the policies.

(d)  Adjusted to an annual basis.

(e)  Not annualized.

(f)  Six months ended Oct. 31, 2003 (Unaudited).

--------------------------------------------------------------------------------
31   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Investments in Securities

IDS Life Series Fund, Inc.
Equity Portfolio

Oct. 31, 2003 (Unaudited)

(Percentages represent value of investments compared to net assets)

Common stocks (92.4%)
Issuer                                         Shares              Value(a)

Aerospace & defense (0.3%)
EDO                                            76,900            $1,714,870

Automotive & related (1.5%)
Snap-On                                       319,000             9,359,460

Banks and savings & loans (0.6%)
Texas Capital Bancshares                      252,200(b)          3,429,920

Broker dealers (2.7%)
Legg Mason                                    105,400             8,774,550
Merrill Lynch & Co                            136,600             8,086,720
Total                                                            16,861,270

Chemicals (1.8%)
Fuller (HB)                                   174,900             4,334,022
Rohm & Haas                                   176,300             6,928,590
Total                                                            11,262,612

Computer hardware (0.3%)
Synaptics                                     122,500(b)          1,592,500

Computer software & services (12.9%)
Akamai Technologies                           329,100(b)          2,599,890
Certegy                                       181,300             6,102,558
CheckFree                                     224,800(b)          6,188,744
Citrix Systems                                414,000(b)         10,465,920
Juniper Networks                              368,500(b)          6,629,315
Manhattan Associates                           47,500(b)          1,322,400
McDATA Cl A                                   605,100(b)          6,250,683
NetFlix                                       115,400(b)          6,612,420
NETGEAR                                       167,450(b)          2,414,462
NetScreen Technologies                        256,500(b)          6,828,030
PeopleSoft                                    241,800(b)          5,019,768
QLogic                                        185,600(b)         10,402,880
VERITAS Software                              270,200(b,h)        9,767,730
Total                                                            80,604,800

Electronics (13.9%)
Altera                                        509,700(b)         10,311,231
Analog Devices                                160,300(b)          7,106,099
Brooks Automation                             381,400(b)          9,515,930
GrafTech Intl                                 396,550(b)          4,120,155
Integrated Circuit Systems                    176,900(b)          5,938,533
Intersil Cl A                                 267,800(b)          6,906,562
KEMET                                         639,500(b)          8,473,375
KLA-Tencor                                    215,900(b)         12,377,552
Lam Research                                  252,200(b)          7,248,228
Linear Technology                             158,000             6,732,380
Mattson Technology                            131,100(b)          1,862,930
Micron Technology                             313,900(b)          4,501,326
Sigmatel                                       86,100(b)          2,186,940
Total                                                            87,281,241

Energy (0.7%)
Pioneer Natural Resources                     171,100(b)          4,525,595

Energy equipment & services (1.4%)
Cooper Cameron                                 95,200(b)          4,076,464
Smith Intl                                    120,500(b)          4,486,215
Total                                                             8,562,679

Financial services (0.9%)
Goldman Sachs Group                            60,200             5,652,780

Food (2.0%)
Dean Foods                                    210,900(b)          6,379,725
Hershey Foods                                  81,900             6,314,490
Total                                                            12,694,215

Furniture & appliances (1.0%)
Stanley Works                                 183,000             6,101,220

Health care products (9.4%)
Allergan                                       98,300             7,433,446
Biomet                                        275,400             9,875,844
DENTSPLY Intl                                 142,500             6,297,075
Digene                                        137,200(b)          4,829,440
Esperion Therapeutics                         178,400(b)          4,258,408
Gilead Sciences                               107,100(b)          5,845,518
IDEC Pharmaceuticals                          182,100(b)          6,397,173
ILEX Oncology                                  76,600(b)          1,597,876
IVAX                                          454,800(b)          8,759,448
Millennium Pharmaceuticals                    186,100(b)          2,962,712
Total                                                            58,256,940

Health care services (7.6%)
AdvancePCS                                    149,000(b)          7,669,030
Anthem                                         97,000(b)          6,637,710
Apria Healthcare Group                        394,100(b)         11,428,900
Mid Atlantic Medical
   Services                                   120,000(b)          7,008,000
Priority Healthcare Cl B                      462,200(b)          9,997,386
RehabCare Group                                75,000(b)          1,171,500
Sunrise Senior Living                         116,500(b)          3,366,850
Total                                                            47,279,376

Indexes (4.2%)
S&P Mid-Cap 400
   Depositary Receipts                        257,000            25,849,060

Industrial transportation (1.7%)
Swift Transportation                          461,500(b)         10,351,445

Insurance (0.3%)
Loew's - Carolina Group                        68,900(b)          1,725,945

Investment companies (0.5%)
iShares MSCI Japan
  Index Fund                                  315,100             2,911,524

Leisure time & entertainment (1.5%)
Harley-Davidson                               200,100             9,486,741

Machinery (4.2%)
Asyst Technologies                            500,900(b)          9,341,785
Donaldson                                     222,100            12,708,562
Harsco                                        109,200             4,183,452
Total                                                            26,233,799

Media (5.0%)
Amazon.com                                    108,400(b)          5,899,128
Citadel Broadcasting                          249,650(b)          4,918,105
Emmis Communications Cl A                     136,500(b)          3,027,570
Omnicom Group                                  87,850             7,010,430
Univision
   Communications Cl A                        307,000(b)         10,422,650
Yahoo!                                              1(b)                 31
Total                                                            31,277,914

Metals (0.9%)
Quanex                                        136,900             5,482,845

Multi-industry (1.2%)
Apollo Group Cl A                              68,100(b)          4,326,393
Hubbell Cl B                                   76,600             3,281,544
Total                                                             7,607,937

Paper & packaging (0.5%)
Ball                                           59,000             3,315,800

Precious metals (1.2%)
Newmont Mining                                170,900             7,482,002

Restaurants (0.7%)
Starbucks                                     133,100(b)          4,205,960

Retail -- general (8.0%)
Best Buy                                      122,500             7,142,975
Dollar General                                580,100            13,034,847
Dollar Tree Stores                            301,700(b)         11,518,906
Family Dollar Stores                          280,500            12,232,605
Kohl's                                        110,700(b)          6,206,949
Total                                                            50,136,282

Retail -- grocery (1.0%)
SUPERVALU                                     253,300             6,388,226

Telecom equipment & services (1.8%)
JDS Uniphase                                  778,600(b)          2,764,030
Tellabs                                       394,300(b)          2,969,079
UTStarcom                                     166,500(b)          5,244,750
Total                                                            10,977,859

Textiles & apparel (1.7%)
Jones Apparel Group                           214,500             7,400,250
Warnaco Group                                 173,300(b)          3,024,085
Total                                                            10,424,335

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
32   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Equity Portfolio

Issuer                                         Shares              Value(a)

Utilities -- electric (1.0%)
PNM Resources                                 219,400            $6,204,633

Total common stocks
(Cost: $503,851,829)                                           $575,241,785

Preferred stocks (1.4%)(b,g)
Issuer                                         Shares              Value(a)

Aurgin Systems                              1,371,586(d)                $--
Bluestream Ventures LP                      3,000,000(e)          1,107,876
CBeyond Communications                          8,990(d)                 --
CBeyond Communications
   Cl B                                     1,415,302(e)          1,415,302
Dia Dexus
   Cv Series C                                477,419             1,849,999
Fibrogen
   Cv Series E                                668,151             1,799,999
Marketsoft
   Cv                                         362,705               181,353
Mars
   Cv                                       2,702,703(d)                 --
   Cv Series G                              1,428,000(d)                 --
Nobex
   Series E                                 1,200,000               360,000
Portera
   Series G                                   765,672(d)                 --
Sun Hill Software                             170,987                 8,549
Therox
  Cv Series H                                 438,203             1,752,812

Total preferred stocks
(Cost: $36,805,148)                                              $8,475,890

Bond (--%)
Issuer                  Coupon               Principal             Value(a)
                         rate                 amount
AT&T
   Sr Nts
   11-15-11               7.30%                $2,000(f)             $2,267

Total bond
(Cost: $2,289)                                                       $2,267

Options purchased (0.1%)
Issuer            Contracts    Exercise      Expiration            Value(a)
                                 price          date
Calls
Agnico-Eagle
   Mines           1,500      $12.50    Nov. 2003                   $18,750
S&P 500 Index        250    1,045.00    Nov. 2003                   402,500

Total options purchased
(Cost: $407,290)                                                   $421,250

Short-term securities (4.7%)
Issuer                Annualized              Amount               Value(a)
                     yield on date          payable at
                      of purchase            maturity

U.S. government notes (2.5%)
Federal Natl Mtge Assn Disc Nts
     11-05-03             1.07%              $1,000,000            $999,865
     11-26-03             1.06                  700,000             699,500
     12-01-03             1.07                2,300,000           2,297,993
     01-21-04             1.07                1,100,000           1,097,514
     01-21-04             1.08                5,900,000           5,886,667
     01-28-04             1.08                4,500,000           4,487,985
Total                                                            15,469,524

Commercial paper (2.2%)
AEGON Funding
     12-01-03             1.09                4,800,000(c)        4,795,577
Greyhawk Funding
     01-23-04             1.11                9,100,000(c)        9,077,131
Total                                                            13,872,708

Total short-term securities
(Cost: $29,340,863)                                             $29,342,232

Total investments in securities
(Cost: $570,407,419)(i)                                        $613,483,424

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
33   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Equity Portfolio

Notes to investments in securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Commercial paper sold within terms of a private placement memorandum, exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "accredited investors." This security has been determined to be liquid under guidelines established by the board.

(d)  Negligible market value.

(e) The share amount for Limited Liability Companies (LLC) or Limited Partnerships (LP) represents capital contributions. At Oct. 31, 2003, the amount of capital committed to the LLC or LP for future investment was $2,471,767.

(f) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on Oct. 31, 2003.

(g)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). Information concerning such security holdings at Oct. 31, 2003, is as follows:

     Security                                   Acquisition                 Cost
                                                   dates
     Aurgin Systems                              12-16-99             $3,374,102
     Bluestream Ventures LP               06-28-00 thru 09-23-03       2,860,225
     CBeyond Communications               03-23-00 thru 02-19-03       3,112,788
     CBeyond Communications Cl B          11-21-02 thru 02-19-03       1,415,302
     Dia Dexus
       Cv Series C                               04-03-00              3,699,997
     Fibrogen
       Cv Series E                               05-17-00              2,999,998
     Marketsoft
       Cv                                        12-11-00              1,770,000
     Mars
       Cv                                        02-17-99              5,000,000
       Cv Series G                               12-01-99              3,000,000
     Nobex
       Series E                                  05-04-99              3,000,000
     Portera
       Series G                                  11-10-00              2,565,001
     Sun Hill Software (formerly Vcommerce)      07-21-00              1,992,001
     Therox
       Cv Series H                               09-05-00              2,015,734

(h) At Oct. 31, 2003, securities valued at $3,253,500 were held to cover open call options written as follows (see Note 5 to the financial statements):

     Issuer           Contracts    Exercise     Expiration             Value(a)
                                     price         date
     VERITAS Software   900           $35        Nov. 2003              $184,500

(i) At Oct. 31, 2003, the cost of securities for federal income tax purposes was approximately $570,407,000 and the approximate aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                                     $ 78,487,000
     Unrealized depreciation                                      (35,411,000)
                                                                  -----------
     Net unrealized appreciation                                 $ 43,076,000
                                                                 ------------

--------------------------------------------------------------------------------
34   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Investments in Securities

IDS Life Series Fund, Inc.
Equity Income Portfolio

Oct. 31, 2003 (Unaudited)

(Percentages represent value of investments compared to net assets)

Common stocks (98.3%)
Issuer                                         Shares              Value(a)

Aerospace & defense (4.1%)
Goodrich                                        5,418              $149,645
Honeywell Intl                                  4,135               126,572
Rockwell Automation                             2,050                63,653
United Technologies                               600                50,814
Total                                                               390,684

Airlines (2.1%)
AMR                                             9,022(b)            119,812
Continental Airlines Cl B                       1,183(b)             22,595
Delta Air Lines                                   850                11,067
Northwest Airlines Cl A                         3,300(b)             45,177
Total                                                               198,651

Automotive & related (2.1%)
Eaton                                             899                90,116
General Motors                                  2,709               115,593
Total                                                               205,709

Banks and savings & loans (2.4%)
Bank of America                                   900                68,157
FleetBoston Financial                           1,245                50,286
Washington Mutual                               2,536               110,950
Total                                                               229,393

Beverages & tobacco (0.4%)
Altria Group                                      850                39,525

Broker dealers (3.2%)
J.P. Morgan Chase                               1,271                45,629
Lehman Brothers Holdings                          679                48,888
Merrill Lynch & Co                              1,800               106,560
Morgan Stanley                                  1,935               106,173
Total                                                               307,250

Building materials & construction (1.3%)
Cemex ADR                                       2,000(c)             48,000
Fluor                                           2,102                77,942
Total                                                               125,942

Cellular telecommunications (0.5%)
Vodafone Group ADR                              2,250(c)             47,588

Chemicals (1.6%)
Dow Chemical                                    3,605               135,872
Imperial Chemical Inds ADR                      1,526(c)             19,930
Total                                                               155,802

Computer hardware (0.9%)
Hewlett-Packard                                 3,780                84,332

Computer software & services (1.1%)
Electronic Data Systems                         4,800               102,960

Energy (10.1%)
BP ADR                                          3,519(c)            149,134
Burlington Resources                              400                19,456
ChevronTexaco                                   2,095               155,658
ConocoPhillips                                  1,919               109,671
Kerr-McGee                                      2,787               115,661
Marathon Oil                                    4,468               132,119
Petroleo Brasileiro ADR                         3,904(c)             91,744
Total ADR                                       1,450(c)            113,202
Unocal                                          2,590                82,051
Total                                                               968,696

Energy equipment & services (3.7%)
Baker Hughes                                    1,550                43,803
Halliburton                                     2,900                69,252
McDermott Intl                                  9,951(b)             73,637
Schlumberger                                    1,300                61,061
Tidewater                                       4,111               112,683
Total                                                               360,436

Engineering & construction (1.4%)
Hanson ADR                                      3,866(c)            132,797

Finance companies (2.4%)
Citigroup                                       4,872               230,933

Financial services (1.4%)
Capital One Financial                           1,200                72,960
MBNA                                            2,400                59,400
Total                                                               132,360

Food (0.6%)
Archer-Daniels-Midland                          3,695                53,023

Furniture & appliances (2.1%)
Stanley Works                                   1,500                50,010
Whirlpool                                       2,125               149,749
Total                                                               199,759

Health care products (0.4%)
Schering-Plough                                 2,750                41,993

Health care services (4.1%)
PacifiCare Health Systems                       5,524(b)            328,678
Tenet Healthcare                                4,900(b)             67,620
Total                                                               396,298

Industrial transportation (1.9%)
Burlington Northern Santa Fe                    6,208               179,660

Insurance (12.3%)
ACE                                             4,244(c)            152,784
Hartford Financial
   Services Group                                 854                46,885
Jefferson-Pilot                                 1,821                86,935
Lincoln Natl                                    1,853                73,990
Loews                                           2,617               112,531
SAFECO                                          3,450               126,615
St. Paul Companies                              4,031               153,701
Torchmark                                       1,819                79,818
Travelers Property
   Casualty Cl A                               10,742               175,094
UnumProvident                                   1,900                31,103
XL Capital Cl A                                 2,142(c)            148,869
Total                                                             1,188,325

Leisure time & entertainment (1.8%)
Royal Caribbean Cruises                         5,772               171,486

Machinery (8.3%)
Caterpillar                                     4,803               351,964
Ingersoll-Rand Cl A                             3,651(c)            220,520
Parker-Hannifin                                 2,446               124,673
Tomkins ADR                                     5,512(c)            104,728
Total                                                               801,885

Media (1.1%)
Donnelley (RR) & Sons                           3,895               101,270

Metals (1.1%)
Alcoa                                           3,429               108,254

Multi-industry (9.7%)
Cooper Inds Cl A                                1,200                63,480
Crane                                           3,343                93,938
Diebold                                         1,445                82,452
Dover                                           1,567                61,144
Martin Marietta Materials                       1,053                43,141
Monsanto                                        3,858                96,643
Pentair                                         1,600                65,600
Pitney Bowes                                    1,914                78,665
Textron                                         3,604               179,083
YORK Intl                                       4,401               174,896
Total                                                               939,042

Paper & packaging (2.3%)
Abitibi-Consolidated                            8,348(c)             56,015
Intl Paper                                      4,244               167,001
Total                                                               223,016

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
35   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Equity Income Portfolio

Issuer                                         Shares              Value(a)

Real estate investment trust (2.2%)
Crescent Real Estate Equities                  10,571              $162,264
Starwood Hotels &
   Resorts Worldwide                            1,531                51,641
Total                                                               213,905

Retail -- general (1.7%)
Limited Brands                                  5,500                96,800
Penney (JC)                                     2,800                66,220
Total                                                               163,020

Retail -- grocery (1.3%)
SUPERVALU                                       5,038               127,058

Telecom equipment & services (0.9%)
Motorola                                        2,200                29,766
Nokia ADR                                       3,500(c)             59,465
Total                                                                89,231

Utilities -- natural gas (0.5%)
El Paso                                         6,100                44,774

Utilities -- telephone (7.4%)
AT&T                                            5,551               103,193
BellSouth                                       6,800               178,908
SBC Communications                              5,800               139,084
Sprint (FON Group)                              6,684               106,944
Telefonos de Mexico ADR Cl L                    1,500(c)             48,225
Verizon Communications                          4,066               136,618
Total                                                               712,972

Total common stocks
(Cost: $8,359,739)                                               $9,468,029

Preferred stocks (0.6%)
Issuer                                         Shares              Value(a)

Baxter Intl
   7.00% Cv                                       500               $24,725
Xerox
   6.25% Cv                                       160                16,816
  7.50% Cv                                        300(d)             19,838

Total preferred stocks
(Cost: $56,000)                                                     $61,379

Total investments in securities
(Cost: $8,415,739)(e)                                            $9,529,408

Notes to investments in securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. As of Oct. 31, 2003, the value of foreign securities represented 14.5% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the board.

(e) At Oct. 31, 2003, the cost of securities for federal income tax purposes was approximately $8,416,000 and the approximate aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                                       $1,434,000
     Unrealized depreciation                                         (321,000)
                                                                     --------
     Net unrealized appreciation                                   $1,113,000
                                                                   ----------

--------------------------------------------------------------------------------
36   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Investments in Securities

IDS Life Series Fund, Inc.
Government Securities Portfolio

Oct. 31, 2003 (Unaudited)

(Percentages represent value of investments compared to net assets)

Bonds (98.7%)
Issuer                  Coupon               Principal             Value(a)
                         rate                 amount

Mortgage-backed securities (48.3%)(d)
Federal Home Loan Mtge Corp
     06-01-12             7.00%                 $26,789             $28,395
     02-15-20             4.50                  150,000             150,961
     03-01-22             6.00                  320,918             331,023
     06-01-33             5.50                  242,534             244,677
   Collateralized Mtge Obligation
     01-15-16             5.00                  100,000             104,887
     02-15-16             5.00                  100,000             104,888
     08-15-16             4.00                  147,445             146,634
     09-15-18             4.00                  100,000              91,290
     11-15-18             5.00                  200,000             205,701
     10-25-30             1.86                  218,035             217,653
Federal Natl Mtge Assn
     06-01-10             6.50                   55,711              58,817
     04-01-13             5.50                  117,359             121,440
     07-01-13             6.50                   97,004             102,169
     08-01-13             4.50                  242,239             246,336
     06-01-14             6.50                  139,741             147,183
     01-01-15             6.50                  165,934             174,700
     05-01-17             5.50                  290,072             298,778
     06-01-17             6.00                1,050,193           1,092,302
     04-01-18             5.50                  467,109             481,072
     08-01-18             4.50                  295,763             295,682
     11-01-18             5.00                  450,000(b)          457,031
     03-01-23             9.00                   11,912              13,246
     11-25-23             4.50                  200,000             201,375
     09-01-25             7.00                   24,564              25,938
     08-01-28             5.50                  288,395             292,619
     05-01-29             7.00                  102,262             107,950
     05-01-30             8.50                    7,781               8,376
     06-01-30             8.50                    6,864               7,497
     05-01-32             6.50                  298,221             311,843
     08-01-32             7.00                   53,194              56,022
     10-01-32             6.00                1,112,043           1,141,893
     01-01-33             6.00                  263,452             270,524
     01-01-33             7.00                   59,748              62,906
     03-01-33             6.50                  558,125             583,191
     04-01-33             5.50                   95,267              96,187
     04-01-33             6.00                  637,452             656,030
     05-01-33             5.50                  244,006             246,521
     05-01-33             6.00                  337,141             347,022
     07-01-33             5.50                1,239,487           1,252,705
     09-01-33             4.21                  299,651             296,048
     09-01-33             4.28                  399,640             396,189
   Collateralized Mtge Obligation
     07-25-16             4.00                  150,000             148,266
     07-25-23             5.50                  200,000             210,407
     08-25-41             7.50                  138,181             151,308
     07-25-42             5.50                  200,000             207,258
Govt Natl Mtge Assn
     05-15-17             8.00                    2,934               3,208
     03-15-18             7.00                  192,829             205,939
     10-15-27             7.00                   64,884              68,857
     07-15-28             6.50                  270,133             283,146
     03-15-31             8.00                  108,782             117,423
     03-15-33             7.00                  113,895             120,728
   Collateralized Mtge Obligation
     07-16-18             2.58                  292,794             289,051
     06-16-21             2.75                  196,591             195,199
     10-16-27             5.00                  125,000             128,931
     04-16-29             6.50                  202,583             206,123
Resolution Funding Corp
   Zero Coupon
     04-15-05             5.66                  200,000(c)          195,344
Total                                                            14,006,889

U.S. government obligations & agencies (48.9%)
Federal Farm Credit Bank
     12-15-04             3.88                  100,000             102,627
     06-19-07             6.75                  125,000             141,405
Federal Home Loan Bank
     08-15-05             6.88                  900,000             978,135
     09-15-06             2.88                  220,000             221,668
     06-14-13             3.88                  280,000             262,997
Federal Home Loan Mtge Assn
     11-15-13             4.88                  770,000             772,039
Federal Home Loan Mtge Corp
     12-20-07             3.53                  450,000             455,167
Federal Natl Mtge Assn
     07-15-07             4.25                  305,000             317,508
Housing Urban Development
     08-01-06             3.45                2,000,000           2,046,229
Resolution Funding Corp
     10-15-19             8.13                  400,000             518,700
Small Business Administration Participation Ctfs
     09-10-11             5.89                  530,832             548,964
     08-01-21             6.34                  445,802             479,620
Student Loan Mtge Assn
     03-15-06             5.25                  550,000             587,175
     11-15-13             2.99                  150,000             150,234
U.S. Treasury
     11-15-05             5.75                  150,000             161,602
     02-15-06             5.63                  400,000             432,609
     08-15-06             2.38                  850,000             852,656
     11-15-06             3.50                   75,000              77,408
     05-15-07             6.63                  175,000             198,447
     02-15-08             3.00                  450,000             450,246
     10-15-08             3.13                1,054,000           1,048,153
     08-15-13             4.25                  505,000             503,025
     02-15-15            11.25                  250,000             399,160
     05-15-17             8.75                  300,000             417,926
     08-15-23             6.25                1,312,000           1,480,716
     11-15-24             7.50                  145,000             187,520
     08-15-28             5.50                  250,000             258,125
   Zero Coupon
     05-15-18             5.33                  150,000(c)           69,540
     08-15-20             5.27                  150,000(c)           60,046
Total                                                            14,179,647

Financial services (1.4%)(d)
Vende Mtge Trust
   Series 2003-2 Cl D
     11-15-23             5.00                  100,000             102,766
   Collateralized Mtge Obligation
   Series 2003-1 Cl D
     12-15-25             5.75                  300,000             312,777
Total                                                               415,543

Total bonds
(Cost: $28,114,992)                                             $28,602,079

Short-term securities (2.4%)
Issuer                Annualized              Amount               Value(a)
                     yield on date          payable at
                      of purchase            maturity

U.S. government agencies
Federal Home Loan Bank Disc Nt
     01-02-04             1.08%                $200,000            $199,667
Federal Home Loan Mtge Corp Disc Nt
   01-16-04               1.08                500,000               498,941

Total short-term securities
(Cost: $698,489)                                                   $698,608

Total investments in securities
(Cost: $28,813,481)(e)                                          $29,300,687

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
37   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Government Securities Portfolio

Notes to investments in securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b) At Oct. 31, 2003, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $457,484.

(c) For zero coupon bonds, the interest rate disclosed represents the annualized effective yield on the date of acquisition.

(d) Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property, and include single- and multi-class pass-through securities and Collateralized Mortgage Obligations. These securities may be issued or guaranteed by U.S. government agencies or instrumentalities, or by private issuers, generally originators and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. The maturity dates shown represent the original maturity of the underlying obligation. Actual maturity may vary based upon prepayment activity on these obligations. Unless otherwise noted, the coupon rates presented are fixed rates.

(e) At Oct. 31, 2003, the cost of securities for federal income tax purposes was approximately $28,813,000 and the approximate aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                                        $ 627,000
     Unrealized depreciation                                         (139,000)
                                                                     --------
     Net unrealized appreciation                                    $ 488,000
                                                                    ---------

--------------------------------------------------------------------------------
38   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Investments in Securities

IDS Life Series Fund, Inc.
Income Portfolio

Oct. 31, 2003 (Unaudited)

(Percentages represent value of investments compared to net assets)

Bonds (93.7%)
Issuer                  Coupon               Principal             Value(a)
                         rate                 amount

Foreign government (0.6%)
United Mexican States
   (U.S. Dollar)
   01-16-13               6.38%              $560,000(c)           $574,840

U.S. government obligations & agencies (16.3%)
Federal Home Loan Mtge Assn
     11-15-13             4.88                4,630,000           4,642,260
Federal Home Loan Mtge Corp
     08-15-06             2.75                1,400,000           1,407,181
U.S. Treasury
     10-31-04             2.13                  500,000             504,297
     05-31-05             1.25                  550,000             547,591
     08-31-05             2.00                  460,000             462,084
     08-15-06             2.38                  120,000             120,375
     08-15-07             3.25                  600,000             610,336
     10-15-08             3.13                1,465,000           1,456,874
     08-15-13             4.25                  255,000             254,003
     08-15-23             6.25                1,120,000           1,264,025
     02-15-26             6.00                3,150,000           3,460,325
     02-15-31             5.38                  125,000             129,175
Total                                                            14,858,526

Mortgage-backed securities (39.1%)(f)
Federal Home Loan Mtge Corp
     08-01-11             6.50                  204,594             215,189
     05-01-13             4.50                  235,460             236,330
     06-01-14             6.50                  994,121           1,043,616
     05-01-18             5.50                  297,023             305,994
     06-01-18             5.50                  692,293             713,203
     08-01-18             5.00                  317,044             322,172
     10-01-18             5.00                  498,155             506,213
     03-01-22             6.00                  962,753             993,069
     10-01-23             5.50                  498,883             507,502
     12-01-31             6.50                1,448,245           1,506,446
     09-01-33             4.56                  298,416(i)          297,482
     11-01-33             5.00                  200,000(e)          196,876
   Collateralized Mtge Obligation
     07-15-16             4.00                  200,000             198,750
     09-15-18             4.00                  200,000             182,580
     10-15-18             5.00                  200,000             205,712
     11-15-18             5.00                  500,000             514,252
     01-15-19             5.00                  600,000             617,136
     06-15-20             8.00                   26,863              27,741
     02-15-27             5.00                  300,000             306,234
     02-15-33             5.50                  239,030             250,577
Federal Natl Mtge Assn
     06-01-10             6.50                  167,133             176,450
     02-01-11             6.00                  333,562             348,115
     01-01-13             4.92                  386,297             389,229
     02-01-13             4.87                1,007,411           1,020,368
     06-01-13             4.54                  398,644             391,687
     06-01-13             4.85                  238,923             237,978
     12-01-13             4.50                  300,000(e)          302,064
     01-01-17             6.00                  464,609             483,306
     12-01-17             5.50                  893,122             923,488
     08-01-18             5.50                  198,362             204,291
     11-01-18             4.50                   75,000(e)           74,906
     11-01-18             5.00                  830,000(e)          842,969
     01-01-23             6.50                  388,455             404,542
     07-01-23             5.00                  246,092             246,420
     08-01-23             5.50                   99,487             101,287
     09-01-23             5.50                   98,796             100,584
     07-01-28             5.50                  469,591             476,468
     08-01-29             7.00                  432,749             456,070
     11-01-31             6.50                  283,845             296,880
     06-01-32             6.50                  844,074             876,919
     06-01-32             7.50                1,089,119           1,160,538
     08-01-32             6.50                  588,980             611,899
     08-01-32             7.00                  766,618             807,368
     09-01-32             6.00                  844,158             867,238
     01-01-33             6.00                2,032,709           2,087,274
     01-01-33             6.50                  420,329             436,685
     02-01-33             5.50                  911,648             921,399
     03-01-33             5.50                1,157,513           1,168,688
     03-01-33             6.50                  788,696             819,386
     04-01-33             5.50                1,340,299           1,354,765
     04-01-33             6.00                  935,401             965,449
     05-01-33             5.50                  976,022             986,085
     06-01-33             6.00                  937,185             964,663
     07-01-33             5.50                  389,030             392,786
     08-01-33             6.00                  486,938             499,988
     11-01-33             5.00                  850,000(e)          838,313
   Collateralized Mtge Obligation
     01-25-12             3.97                  461,104             467,419
     03-25-13             4.38                1,000,000             963,255
     07-25-16             4.00                  200,000             197,688
     09-25-42             5.00                  180,000             184,014
     10-25-42             7.50                  261,161             285,972
Govt Natl Mtge Assn
     03-15-33             7.00                  303,720             321,941
     05-15-33             6.00                  270,773             279,779
     10-15-33             5.50                  400,000             405,504
   Collateralized Mtge Obligation
   Interest Only
     01-20-32             5.31                1,000,000(g)          115,697
Total                                                            35,604,888

Aerospace & defense (0.4%)
Alliant Techsystems
     05-15-11             8.50                   25,000              27,625
DRS Technologies
   Sr Sub Nts
     11-01-13             6.88                   60,000(d)           60,300
L-3 Communications
     06-15-12             7.63                   65,000              70,525
Raytheon
     11-01-08             6.15                   50,000              53,878
     04-01-13             5.38                  160,000             158,538
TD Funding
   Sr Sub Nts
     07-15-11             8.38                   30,000(d)           32,025
Total                                                               402,891

Airlines (0.0%)
Northwest Airlines
     02-01-20             6.81                   44,000              38,862

Automotive & related (0.8%)
DaimlerChrysler NA Holding
     06-04-08             4.05                  440,000             427,526
     11-15-13             6.50                  130,000(e)          130,823
Ford Motor
     10-01-28             6.63                  145,000             118,935
     02-01-29             6.38                   40,000              31,628
Total                                                               708,912

Banks and savings & loans (3.1%)
Bank of America
   Sr Nts
     09-15-12             4.88                  410,000             409,062
   Sub Nts
     02-15-10             7.80                  165,000             195,518
Banknorth Group
   Sr Nts
     05-01-08             3.75                   80,000              79,062
Golden West Financial
   Sr Nts
     10-01-12             4.75                   70,000              69,666
US Bank Natl Assn Minnesota
     08-01-11             6.38                  250,000             277,763
Wachovia
     08-15-08             3.50                  130,000             129,267
   Sr Nts
     07-15-05             7.45                  350,000             381,660
Washington Mutual
   Series 2003-AR10 Cl A6
     10-25-33             4.11                  300,000             299,603
Washington Mutual Bank
   Sub Nts
     06-15-11             6.88                  500,000             560,890
Wells Fargo Bank NA
   Sub Nts
     02-01-11             6.45                  350,000             391,172
Total                                                             2,793,663

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
39   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Income Portfolio

Issuer                  Coupon               Principal             Value(a)
                         rate                 amount

Beverages & tobacco (0.5%)
Cott Beverages
     12-15-11             8.00%                 $30,000             $32,400
Diageo Capital
   (U.S. Dollar)
     03-20-08             3.38                  360,000(c)          356,620
Johnsondiversey Holdings
   (Zero coupon through 05-15-07,
   thereafter 10.67%)
     05-15-13            20.42                   30,000(d,j)         22,350
Total                                                               411,370

Broker dealers (2.0%)
Goldman Sachs Group
     01-15-11             6.88                   90,000             101,784
     04-01-13             5.25                   80,000              80,408
     07-15-13             4.75                   40,000              38,644
     10-15-13             5.25                  260,000             260,416
LaBranche
   Sr Nts
     08-15-04             9.50                    5,000               5,069
Merrill Lynch & Co
     11-04-10             4.50                  200,000(e)          199,196
Morgan Stanley
     04-15-11             6.75                  210,000             235,979
     03-01-13             5.30                  160,000             162,118
Morgan Stanley Capital 1
   Series 2003-IQ4 Cl A1
     05-15-40             3.27                  393,000             377,565
   Series 2003-T11 Cl A2
     06-13-41             4.34                  270,000             272,578
Morgan Stanley, Dean Witter Capital 1
   Series 2002-IQ2 Cl A2
     12-15-35             5.16                   50,000              52,801
   Series 2002-IQ2 Cl A3
     12-15-35             5.52                   80,000              84,868
Total                                                             1,871,426

Building materials & construction (0.4%)
Koppers
     10-15-13             9.88                   10,000(d)           10,550
Masco
     05-03-04             6.00                  250,000             255,179
Norcraft Companies LP/Finance
   Sr Sub Nts
     11-01-11             9.00                   40,000(d)           42,000
Nortek
   Sr Sub Nts Series B
     06-15-11             9.88                   20,000              21,550
Ryland Group
   Sr Nts
     06-01-08             5.38                   60,000              61,800
Total                                                               391,079

Cable (1.6%)
Comcast
     03-15-11             5.50                  280,000             288,887
Comcast Cable Communications
     11-15-08             6.20                  810,000             882,842
Cox Communications
     10-01-12             7.13                   40,000              45,400
CSC Holdings
   Sr Nts
     12-15-07             7.88                   30,000              30,675
DirectTV Holdings/Finance
   Sr Nts
     03-15-13             8.38                   50,000              56,125
EchoStar
   Sr Nts
     10-01-08             5.75                   70,000(d)           69,738
Mediacom LLC/Mediacom Capital
   Sr Nts
     01-15-13             9.50                   10,000               9,500
Rogers Cable
   (U.S. Dollar)
     06-15-13             6.25                   50,000(c)           50,000
Videotron Ltee
   (U.S. Dollar) Sr Nts
     01-15-14             6.88                   50,000(c,d)         51,250
Total                                                             1,484,417

Cellular telecommunications (0.6%)
AT&T Wireless Services
     05-01-12             8.13                  370,000             429,153
Nextel Communications
   Sr Nts
     10-31-13             6.88                   70,000              70,700
     08-01-15             7.38                   65,000              67,600
Total                                                               567,453

Chemicals (0.2%)
Airgas
     10-01-11             9.13                   50,000              55,875
Compass Minerals Group
     08-15-11            10.00                   35,000              39,025
MacDermid
     07-15-11             9.13                   30,000              33,450
Nalco
   Sr Nts
     11-15-11             7.75                   15,000(d,e)         15,600
Total                                                               143,950

Energy (2.1%)
Amerada Hess
     08-15-11             6.65                  220,000             233,723
Conoco Funding
   (U.S. Dollar)
     10-15-11             6.35                  600,000(c)          668,082
Devon Financing
     09-30-11             6.88                   90,000             101,563
Gulfterra Energy Partner
   Sr Nts
     06-01-10             6.25                   25,000(d)           25,188
Kerr-McGee
     10-15-05             8.13                  500,000             547,883
Newfield Exploration
   Sr Sub Nts
     08-15-12             8.38                  100,000             110,500
Tom Brown
     09-15-13             7.25                    5,000               5,225
Westport Resources
     11-01-11             8.25                   30,000              33,075
XTO Energy
   Sr Nts
     04-15-12             7.50                   55,000              61,600
     04-15-13             6.25                  165,000             169,125
Total                                                             1,955,964

Energy equipment & services (0.2%)
Grant Prideco Escrow
     12-15-09             9.00                   60,000              64,800
Key Energy Services
   Series C
     03-01-08             8.38                   45,000              48,488
   Sr Nts
     05-01-13             6.38                   25,000              25,125
Offshore Logistics
     06-15-13             6.13                   10,000               9,600
Total                                                               148,013

Finance companies (3.5%)
American General Finance Corp
   Sr Nts
     11-01-03             5.75                  500,000             500,060
Citigroup
     01-18-11             6.50                  350,000             393,906
   Sub Nts
     10-01-10             7.25                  880,000           1,023,785
Ford Motor Credit
     10-25-11             7.25                   80,000              81,255
     10-01-13             7.00                  110,000             108,456
GMAC
     09-15-11             6.88                  760,000             784,018
Household Finance
     10-15-11             6.38                  310,000             338,790
Total                                                             3,230,270

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
40   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Income Portfolio

Issuer                  Coupon               Principal             Value(a)
                         rate                 amount

Financial services (3.1%)
Bank of America
   First Union NB Commercial Mtge
   Series 2001-3 Cl A2
     04-11-37             5.46%                $110,000            $115,929
Bear Stearns
   Commercial Mtge Securities
   Series 2003-T10 Cl A1
     03-13-40             4.00                  399,813             399,182
Citibank Credit Card Issuance Trust
   Series 2003-A3 Cl A3
     03-10-10             3.10                  300,000             295,144
   Series 2003-A6 Cl A6
     05-17-10             2.90                  200,000             196,200
HSBC Holdings
   (U.S. Dollar) Sub Nts
     12-12-12             5.25                  250,000(c)          253,772
LB-UBS Commercial Mtge Trust
   Series 2002-C4 Cl A4
     09-15-26             4.56                  250,000             251,158
   Series 2003-C3 Cl A2
     05-15-27             3.09                  400,000             389,477
MBNA Credit Card Master Note Trust
   Series 2003-A1 Cl A1
     07-15-10             3.30                  155,000             154,411
   Series 2003-A11 Cl A11
     03-15-11             3.65                  200,000(e)          199,517
Nissan Auto Receivables Owner Trust
   Series 2003-A Cl A4
     07-15-08             2.61                   65,000              64,941
Residential Asset Securities
   Series 2002-KS1 Cl AI4
     11-25-29             5.86                  200,000             206,946
TIAA Global Markets
     01-22-08             3.88                  280,000(d)          284,637
Total                                                             2,811,314

Food (0.9%)
Burns Philp Capital Property
   (U.S. Dollar) Sr Sub Nts
     02-15-11            10.75                   15,000(c,d)         15,825
Chiquita Brands Intl
   Sr Nts
     03-15-09            10.56                   40,000              43,700
Kellogg
   Series B
     04-01-11             6.60                  290,000             324,135
Kraft Foods
     10-01-08             4.00                  260,000             259,665
     11-01-11             5.63                  150,000             156,026
Total                                                               799,351

Health care products (0.1%)
Apogent Technologies
   Sr Sub Nts
     05-15-13             6.50                   40,000(d)           41,400
Kinetic Concepts
   Sr Sub Nts
     05-15-13             7.38                   15,000(d)           15,375
Total                                                                56,775

Health care services (0.1%)
Fisher Scientific Intl
   Sr Sub Nts
     09-01-13             8.00                   15,000(d,e)         16,125
     09-01-13             8.00                   15,000(d)           16,125
NeighborCare
   Sr Sub Nts
     11-15-13             6.88                   10,000(d,e)         10,132
Province Healthcare
   Sr Sub Nts
     06-01-13             7.50                   10,000              10,000
Total                                                                52,382

Home building (0.5%)
D.R. Horton
     12-01-07             7.50                   20,000              21,850
     07-01-13             5.88                   30,000              29,400
Meritage
   Sr Nts
     06-01-11             9.75                   30,000(d)           33,300
NVR
   Sr Nts
     06-15-10             5.00                   60,000              58,500
Pulte Homes
   Sr Nts
     12-15-03             7.00                  300,000             301,048
WCI Communities
   Sr Sub Nts
     10-01-13             7.88                   10,000(d)           10,350
Total                                                               454,448

Household products (--%)
Scotts
   Sr Sub Nts
   11-15-13               6.63                  5,000(d)              5,075

Industrial services (0.1%)
Allied Waste North America
   Sr Nts
     04-15-13             7.88                   40,000              42,900
United Rentals North America
   Sr Sub Nts
     11-15-13             7.75                    5,000(d,e)          4,963
Total                                                                47,863

Industrial transportation (0.6%)
Burlington Northern Santa Fe
     12-15-05             6.38                   20,000              21,708
Canadian Natl Railways
   (U.S. Dollar)
     10-15-11             6.38                  250,000(c)          275,728
Interpool
     08-01-07             7.35                   10,000               9,350
Union Pacific
     02-01-08             6.63                   60,000              66,494
     01-15-11             6.65                  120,000             133,958
Total                                                               507,238

Insurance (2.2%)
ASIF Global Financing
     10-22-08             3.90                  420,000(d)          420,966
     01-17-13             4.90                  330,000(d)          326,641
Berkshire Hathaway
     10-15-13             4.63                  650,000(d)          637,598
MassMutual Global Funding II
     07-15-08             2.55                  200,000(d)          189,962
Met Life Global Funding I
     06-19-08             2.60                  250,000(d)          237,915
New York Life Global Funding
     09-15-13             5.38                  170,000(d)          174,520
Pacific Life
     09-15-33             6.60                   30,000(d)           31,317
Total                                                             2,018,919

Leisure time & entertainment (1.3%)
Speedway Motorsports
   Sr Sub Nts
     06-01-13             6.75                   35,000              35,613
Time Warner
     05-01-12             6.88                  375,000             415,198
     05-01-32             7.70                  205,000             231,628
Viacom
     05-15-11             6.63                  410,000             459,267
Total                                                             1,141,706

Lodging & gaming (0.2%)
Choctaw Resort Development Enterprises
   Sr Nts
     04-01-09             9.25                   50,000              54,000
Coast Hotels & Casino
     04-01-09             9.50                   25,000              26,625
Gaylord Entertainment
   Sr Nts
     11-15-13             8.00                    5,000(d,e)          5,125
Hilton Hotels
     12-01-12             7.63                   25,000              27,625
MGM Mirage
     10-01-09             6.00                   30,000              30,150
Mohegan Tribal Gaming
   Sr Sub Nts
     07-15-09             6.38                   20,000(d)           20,400
Park Place Entertainment
   Sr Sub Nts
     05-15-11             8.13                   50,000              54,625
Total                                                               218,550

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
41   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Income Portfolio

Issuer                  Coupon               Principal             Value(a)
                         rate                 amount

Machinery (--%)
Joy Global
   Series B
     03-15-12             8.75%                 $25,000             $27,625

Media (0.6%)
CanWest Media
   (U.S. Dollar) Series B
     04-15-13             7.63                   75,000(c)           81,937
CBD Media/Finance
   Sr Sub Nts
     06-01-11             8.63                   40,000(d)           42,900
Corus Entertainment
   (U.S. Dollar) Sr Sub Nts
     03-01-12             8.75                   35,000(c)           38,544
Dex Media West/Finance
   Sr Nts
     08-15-10             8.50                   15,000(d)           16,313
   Sr Sub Nts
     08-15-13             9.88                   20,000(d)           22,750
Hollinger Intl Publishing
   Sr Nts
     12-15-10             9.00                   55,000              58,300
Lamar Media
     01-01-13             7.25                   20,000              21,050
Lin TV
   Sr Sub Nts
     05-15-13             6.50                   30,000(d)           29,175
Morris Publishing
   Sr Sub Nts
     08-01-13             7.00                   25,000(d)           25,500
Nexstar Finance LLC
     04-01-08            12.00                   25,000              27,938
Quebecor Media
   (U.S. Dollar) Sr Nts
     07-15-11            11.13                   25,000(c)           28,750
Radio One
   Series B
     07-01-11             8.88                   35,000              38,500
Sinclair Broadcast Group
     03-15-12             8.00                   35,000              36,925
Sun Media
   (U.S. Dollar)
     02-15-13             7.63                   35,000(c)           37,450
United Artists Theatre
     07-01-15             9.30                   75,002              73,126
Total                                                               579,158

Metals (--%)
Jorgensen Earle M.
     06-01-12             9.75                   15,000              16,275
United States Steel
   Sr Nts
     05-15-10             9.75                   15,000              15,863
Total                                                                32,138

Multi-industry (1.6%)
ARAMARK Services
     12-01-06             7.10                  500,000             550,127
General Electric
     02-01-13             5.00                  765,000             769,521
SPX
   Sr Nts
     06-15-11             6.25                   45,000              45,113
Vivendi Universal
   (U.S. Dollar) Sr Nts
     07-15-08             6.25                   70,000(c,d)         73,360
Total                                                             1,438,121

Paper & packaging (1.3%)
Ball
     12-15-12             6.88                   60,000              61,950
Boise Cascade
   Sr Nts
     11-01-10             6.50                   10,000              10,173
Cascades
   (U.S. Dollar) Sr Nts
     02-15-13             7.25                   65,000(c)           67,925
Crown Euro Holdings
   (U.S. Dollar)
     03-01-13            10.88                   10,000(c)           11,400
Domtar
   (U.S. Dollar)
     10-15-11             7.88                   25,000(c)           29,171
Georgia Pacific
     02-01-10             8.88                   40,000              45,700
Graphic Packaging Intl
   Sr Nts
     08-15-11             8.50                   10,000(d)           11,025
Norampac
   (U.S. Dollar) Sr Nts
     06-01-13             6.75                   50,000(c,d)         52,000
Owens-Brockway Glass
     05-15-11             7.75                   45,000              47,475
Packaging Corp of America
     08-01-13             5.75                  105,000(d)          104,766
Silgan Holdings
   Sr Sub Nts
     11-15-13             6.75                   40,000(d,e)         40,056
Stone Container
   Sr Nts
     02-01-08             9.25                   25,000              27,250
     07-01-12             8.38                   15,000              15,825
Weyerhaeuser
     03-15-12             6.75                  630,000             681,996
Total                                                             1,206,712

Real estate investment trust (--%)
Host Marriott LP
   Sr Nts
   11-01-13               7.13                 20,000(d,e)           20,000

Restaurants (--%)
Domino's
   Sr Sub Nts
   07-01-11               8.25                 25,000(d)             26,438

Retail -- general (0.1%)
Flooring America
   Series B
     10-15-07             9.25                  185,000(b)               19
Gap
     09-15-07             6.90                   10,000              10,875
United Auto Group
     03-15-12             9.63                   20,000              22,100
William Carter
   Series B
     08-15-11            10.88                   20,000              22,650
Total                                                                55,644

Retail -- grocery (0.6%)
Kroger
   Sr Nts
     07-15-06             8.15                  500,000             564,297

Telecom equipment & services (0.9%)
Cincinnati Bell
     07-15-13             7.25                   50,000(d)           50,691
   Sr Sub Nts
     01-15-14             8.38                   20,000(d,e)         20,570
NATG Holdings LLC/Orius Capital
   Series B
     02-01-10            12.75                   75,000(b)              150
Qwest
     11-01-04             7.20                  105,000             107,625
Sprint Capital
     03-15-12             8.38                  200,000             228,292
Telus
   (U.S. Dollar)
     06-01-07             7.50                  250,000(c)          277,643
Verizon Maryland
   Series A
     03-01-12             6.13                   60,000              64,329
Vodafone Group
   (U.S. Dollar)
     02-15-10             7.75                   10,000(c)           11,777
     12-16-13             5.00                  100,000(c)           98,506
Total                                                               859,583

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
42   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Income Portfolio

Issuer                  Coupon               Principal             Value(a)
                         rate                 amount

Utilities -- electric (4.4%)
American Electric Power
   Sr Nts
     03-15-10             5.38%                $110,000            $113,870
     06-01-15             5.25                   70,000              67,636
Carolina Power & Light
   1st Mtge
     09-15-13             5.13                  135,000             135,769
Centerpoint Energy
     02-15-11             7.75                   50,000              56,066
Cincinnati Gas & Electric
     09-15-12             5.70                   40,000              41,695
Cleveland Electric Illuminating
   1st Mtge Series B
     05-15-05             9.50                  250,000             251,112
CMS Energy
   Sr Nts
     08-01-10             7.75                   15,000(d)           15,338
Columbus Southern Power
   Sr Nts Series C
     03-01-13             5.50                  120,000             122,623
Commonwealth Edison
     02-01-08             3.70                  170,000             170,422
   1st Mtge
     08-15-10             4.74                   60,000              61,041
Consolidated Natural Gas
   Sr Nts
     04-15-11             6.85                   40,000              44,424
Consumers Energy
   1st Mtge
     04-15-08             4.25                  640,000(d)          642,681
Dominion Resources
   Sr Nts Series B
     06-30-12             6.25                   10,000              10,831
   Sr Nts Series F
     08-01-33             5.25                   70,000              69,024
DPL
   Sr Nts
     09-01-11             6.88                   20,000              20,886
Duquesne Light
   1st Mtge Series O
     04-15-12             6.70                   20,000              22,393
Duke Energy
     01-15-12             6.25                  250,000             268,155
   1st Mtge
     03-05-08             3.75                  360,000             360,054
FirstEnergy
   Series B
     11-15-11             6.45                  100,000             106,239
Florida Power
   1st Mtge
     03-01-13             4.80                  140,000             138,041
FPL Group Capital
     04-11-06             3.25                   60,000              60,563
Indianapolis Power & Light
   1st Mtge
     07-01-13             6.30                   70,000(d)           70,456
IPALCO Enterprises
     11-14-08             8.38                   75,000              81,750
     11-14-11             8.63                   15,000              16,350
Northern States Power
   1st Mtge
     08-01-10             4.75                  180,000             183,420
PG&E
     07-15-08             6.88                   45,000(d)           47,533
PSI Energy
     09-15-13             5.00                   60,000              59,087
Public Service Co. of Colorado
     10-01-08             4.38                  225,000             230,267
Tampa Electric
     08-15-07             5.38                   20,000              20,909
Teco Energy
   Sr Nts
     06-15-10             7.50                   20,000              20,550
Virginia Electric & Power
   Sr Nts Series A
     03-31-06             5.75                  500,000             536,628
Total                                                             4,045,813

Utilities -- natural gas (1.1%)
ANR Pipeline
     03-15-10             8.88                   80,000              87,200
Columbia Energy Group
   Series E
     11-28-10             7.32                  500,000             542,412
El Paso Production Holding
     06-01-13             7.75                   25,000(d)           24,000
NiSource Finance
     11-01-06             3.20                   90,000(e)           89,929
Northwest Pipeline
     03-01-10             8.13                   15,000              16,538
Panhandle Eastern Pipeline
     08-15-08             4.80                  110,000(d)          111,799
Southern Natural Gas
     03-15-10             8.88                   75,000              81,750
Transcontinental Gas Pipeline
   Series B
     08-15-11             7.00                   70,000              74,725
Williams Companies
     03-15-12             8.13                   15,000              16,200
Total                                                             1,044,553

Utilities -- telephone (2.6%)
AT&T
   Sr Nts
     11-15-11             7.30                  122,000(h)          138,260
Bellsouth
     10-15-11             6.00                  240,000             259,142
British Telecom
   (U.S. Dollar)
     12-15-10             8.38                  200,000(c)          241,532
Citizens Communications
     05-15-06             8.50                  100,000             112,957
Deutsche Telekom Intl Finance
   (U.S. Dollar)
     06-15-10             8.50                  105,000(c)          126,368
France Telecom
   (U.S. Dollar)
     03-01-11             9.25                  120,000(c)          144,770
Telecom Italia Capital
   (U.S. Dollar)
     11-15-08             4.00                   90,000(c,d)         90,017
     11-15-13             5.25                  110,000(c,d)        109,144
Verizon New England
   Sr Nts
     09-15-11             6.50                  630,000             686,543
Verizon New York
   Series A
     04-01-12             6.88                  100,000             109,706
Verizon Pennsylvania
   Series A
     11-15-11             5.65                  325,000             337,763
Total                                                             2,356,202

Total bonds
(Cost: $85,637,281)                                             $85,556,429

Common stocks (--%)(b)
Issuer                                         Shares              Value(a)

Davel Communications                           16,045                  $642
Stellex Aerostructures                             54(k)                 --

Total common stocks
(Cost: $115,789)                                                       $642

Preferred stocks (--%)(b)
Issuer                                         Shares              Value(a)

Intermedia Communications
   13.50% Pay-in-kind Series B                     --(l)                 $2
Pegasus Satellite
   12.75% Cm Series B                              --                    95

Total preferred stocks
(Cost: $436)                                                            $97

Short-term securities (9.7%)
Issuer                Annualized              Amount               Value(a)
                     yield on date          payable at
                      of purchase            maturity

U.S. government agency (9.2%)

Federal Natl Mtge Assn Disc Nts
     11-12-03             1.07%              $1,300,000          $1,299,580
     11-19-03             1.05                  700,000             699,642
     11-19-03             1.07                4,200,000           4,197,850
     01-07-04             1.05                  200,000             199,628
     01-14-04             1.07                2,000,000           1,995,880
Total                                                             8,392,580

Commercial paper (0.5%)
BASF
   11-24-03               1.06                500,000(m)            499,643

Total short-term securities
(Cost: $8,891,898)                                               $8,892,223

Total investments in securities
(Cost: $94,645,404)(n)                                          $94,449,391

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
43   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Income Portfolio

Notes to investments in securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b) Non-income producing. For long-term debt securities, item identified is in default as to payment of interest and/or principal.

(c) Foreign security values are stated in U.S. dollars. For debt securities, principal amounts are denominated in the currency indicated. As of Oct. 31, 2003, the value of foreign securities represented 4.1% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the board.

(e) At Oct. 31, 2003, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $3,015,141.

(f) Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property, and include single- and multi-class pass-through securities and Collateralized Mortgage Obligations. These securities may be issued or guaranteed by U.S. government agencies or instrumentalities, or by private issuers, generally originators and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. The maturity dates shown represent the original maturity of the underlying obligation. Actual maturity may vary based upon prepayment activity on these obligations. Unless otherwise noted, the coupon rates presented are fixed rates.

(g) Interest only represents securities that entitle holders to receive only interest payments on the underlying mortgages. The yield to maturity of an interest only is extremely sensitive to the rate of principal payments on the underlying mortgage assets. A rapid (slow) rate of principal repayments may have an adverse (positive) effect on yield to maturity. The principal amount shown is the notional amount of the underlying mortgages. Interest rate disclosed represents yield based upon the estimated timing of future cash flows as of Oct. 31, 2003.

(h) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on Oct. 31, 2003.

(i) Adjustable rate mortgage; interest rate varies to reflect current market conditions; rate shown is the effective rate on Oct. 31, 2003.

(j) For those zero coupon bonds that become coupon paying at a future date, the interest rate disclosed represents the annualized effective yield from the date of acquisition to maturity.

(k)  Negligible market value.

(l) Pay-in-kind securities are securities in which the issuer makes interest or dividend payments in cash or in additional securities. The securities usually have the same terms as the original holdings.

(m) Commercial paper sold within terms of a private placement memorandum, exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "accredited investors." This security has been determined to be liquid under guidelines established by the board.

(n) At Oct. 31, 2003, the cost of securities for federal income tax purposes was approximately $94,645,000 and the approximate aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                                      $   970,000
     Unrealized depreciation                                       (1,166,000)
                                                                   ----------
     Net unrealized depreciation                                  $  (196,000)
                                                                  -----------

--------------------------------------------------------------------------------
44   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Investments in Securities

IDS Life Series Fund, Inc.
International Equity Portfolio

Oct. 31, 2003 (Unaudited)

(Percentages represent value of investments compared to net assets)

Common stocks (95.8%)(c)
Issuer                                         Shares              Value(a)

Australia (0.8%)

Metals
BHP Billiton                                  176,947            $1,471,478

Brazil (0.8%)

Energy
Petroleo Brasileiro ADR                        69,573             1,513,908

China (1.4%)

Financial services (0.5%)
Hong Kong
  Exchanges & Clearing                        432,000               940,134

Real estate (0.9%)
Sun Hung Kai Properties                       193,000             1,634,077

Denmark (0.7%)

Industrial transportation
A P Moller - Maersk                               174             1,365,975

Finland (1.4%)

Energy equipment & services (0.7%)
Fortum                                        142,950             1,317,803

Telecom equipment & services (0.7%)
Nokia                                          70,791             1,202,324

France (9.4%)

Automotive & related (0.7%)
Renault                                        19,293             1,276,160

Banks and savings & loans (1.3%)
BNP Paribas                                    44,610             2,344,033

Beverages & tobacco (0.7%)
LVMH Moet Hennessy
  Louis Vuitton                                19,118             1,321,257

Computer software & services (0.9%)
Atos Origin                                    24,297(b)          1,621,278

Energy (1.6%)
Total                                          18,818             2,924,812

Health care services (0.6%)
Essilor Intl                                   22,155             1,065,750

Insurance (1.4%)
Axa                                           131,242             2,486,871

Multi-industry (0.7%)
Sanofi-Synthelabo                              19,494             1,206,740

Retail -- general (0.5%)
Casino Guichard Perrachon                      10,869               995,023

Utilities -- telephone (1.0%)
France Telecom                                 76,970             1,862,924

Germany (5.5%)

Automotive & related (2.5%)
Bayerische Motoren Werke                       29,520             1,182,221
Continental                                    38,378             1,302,741
Porsche                                         4,033             1,980,926
Total                                                             4,465,888

Computer software & services (0.8%)
T-Online Intl                                 117,572(b)          1,521,220

Health care products (1.1%)
Altana                                         32,031             2,018,566

Insurance (1.1%)
Allianz                                        18,682             2,002,818

Ireland (2.3%)

Banks and savings & loans (1.6%)
Allied Irish Banks                             83,457             1,220,496
Anglo Irish Bank                              134,971             1,620,816
Total                                                             2,841,312

Building materials & construction (0.7%)
CRH                                            71,664             1,288,797

Italy (2.8%)

Banks and savings & loans (1.4%)
Banco Popolare di
   Verona e Novara                             80,750             1,248,496
UniCredito Italiano                           282,432             1,392,107
Total                                                             2,640,603

Building materials & construction (0.5%)
Italcementi                                    72,970               877,966

Energy (0.9%)
Eni                                           105,786             1,679,855

Japan (22.0%)

Automotive & related (1.7%)
Nissan Motor                                  120,000             1,344,795
Toyota Motor                                   65,000             1,850,639
Total                                                             3,195,434

Banks and savings & loans (1.8%)
Mitsubishi Tokyo
   Financial Group                                246             1,767,772
Mitsui Fudosan                                170,000             1,581,935
Total                                                             3,349,707

Building materials & construction (0.8%)
Asahi Glass                                   190,000             1,500,158

Cellular telecommunications (1.1%)
NTT DoCoMo                                        911             1,972,238

Chemicals (0.9%)
Shin-Etsu Chemical                             15,300               569,218
Sumitomo Chemical                             300,000             1,118,843
Total                                                             1,688,061

Computer software & services (0.3%)
Nomura Research Institute                       5,800               582,981

Electronics (3.7%)
Alps Electric                                  31,000               519,698
Hitachi                                       112,000               658,134
Hitachi Maxell                                 57,000               803,657
Keyence                                         6,050             1,330,686
Murata Manufacturing                           10,200               579,888
Rohm                                            4,400               593,151
Tokyo Electron                                 28,000             2,007,003
Total                                                             6,492,217

Engineering & construction (0.4%)
Daiwa House Inds                               65,000               701,233

Financial services (1.6%)
Nomura Holdings                               100,000             1,717,379
Sumitomo Trust & Banking                      206,000             1,150,534
Total                                                             2,867,913

Furniture & appliances (0.9%)
Matsushita Electric
  Industrial                                  130,000             1,713,467

Health care products (1.0%)
Chugai Pharmaceutical                          44,500               633,893
Yamanouchi Pharmaceutical                      47,800             1,200,054
Total                                                             1,833,947

Household products (0.4%)
Kao                                            33,000               678,401

Industrial transportation (0.5%)
East Japan Railway                                202               915,050

Insurance (0.5%)
Sompo Japan Insurance                         114,000               943,649

Machinery (1.1%)
Amada                                         150,000               648,110
SMC                                            11,200             1,347,851
Total                                                             1,995,961

Media (1.2%)
Dai Nippon Printing                            57,000               880,393
Dentsu                                             88               396,234
Nippon Telegraph & Telephone                      189               844,126
Total                                                             2,120,753

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
45   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

International Equity Portfolio

Issuer                                         Shares              Value(a)

Japan (cont.)

Multi-industry (1.7%)
Canon                                          44,000            $2,129,258
Mitsubishi                                    100,000             1,037,886
Total                                                             3,167,144

Paper & packaging (0.9%)
Nippon Unipac Holding                             350             1,649,156

Retail -- general (0.7%)
Seven-Eleven Japan                             39,000             1,234,548

Utilities -- electric (0.8%)
Tokyo Electric Power                           69,000             1,471,824

Luxembourg (0.6%)

Metals
Arcelor                                        75,045             1,071,305

Mexico (0.8%)

Financial services
Grupo Financiero BBVA
  Bancomer Cl B                             1,771,265(b)          1,497,002

Netherlands (5.5%)

Aerospace & defense (1.2%)
European Aeronautic
  Defence & Space                             108,527             2,207,846

Banks and savings & loans (1.0%)
ING Groep                                      88,728             1,842,193

Computer software & services (0.7%)
Buhrmann                                      150,171             1,344,218

Food (0.7%)
Koninklijke Numico                             55,840(b)          1,259,981

Industrial services (1.2%)
Koninklijke (Royal)
  Philips Electronics                          81,872             2,207,136

Utilities -- telephone (0.7%)
Koninklijke (Royal)                           157,861(b)          1,200,178

Singapore (0.7%)

Banks and savings & loans
United Overseas Bank                          172,000             1,343,634

South Korea (2.4%)

Beverages & tobacco (1.1%)
KT&G                                          107,300             2,067,123

Electronics (1.3%)
Samsung Electronics                             5,910             2,347,022

Spain (0.8%)

Banks and savings & loans
Banco Popular Espanol                          27,351             1,422,214

Sweden (1.7%)

Insurance (0.6%)
Skandia Forsakrings                           278,173             1,019,857

Machinery (1.1%)
Atlas Copco Cl A                               61,682             2,166,542

Switzerland (7.9%)

Banks and savings & loans (3.2%)
Credit Suisse Group                            76,755             2,704,402
UBS                                            53,146             3,263,543
Total                                                             5,967,945

Health care products (2.3%)
Nobel Biocare Holding                          12,691             1,126,209
Roche Holding                                  21,956             1,816,855
Synthes-Stratec                                 1,290             1,184,364
Total                                                             4,127,428

Insurance (1.4%)
Swiss Life Holding                             15,289(b)          2,593,296

Multi-industry (1.0%)
ABB                                           312,787(b)          1,838,752

Taiwan (2.6%)

Banks and savings & loans (1.3%)
Chinatrust Financial
  Holding                                   2,129,430             2,212,476

Computer hardware (0.2%)
Hon Hai Precision Inds                         99,000               442,914

Electronics (1.1%)
Taiwan
  Semiconductor Mfg                         1,024,480             2,020,314

United Kingdom (25.8%)

Banks and savings & loans (4.0%)
Barclays                                      278,768             2,351,084
Royal Bank of
   Scotland Group                             108,114             2,896,896
Standard Chartered                            121,271             1,939,577
Total                                                             7,187,557

Broker dealers (1.0%)
Man Group                                      77,622             1,908,631

Building materials & construction (0.8%)
RMC Group                                     139,117             1,451,858

Cellular telecommunications (1.3%)
Vodafone Group                              1,161,621             2,439,374

Computer software & services (1.6%)
lastminute.com                                265,062(b)          1,333,647
LogicaCMG                                     296,206             1,543,124
Total                                                             2,876,771

Energy (1.6%)
BP                                            419,102             2,908,786

Engineering & construction (0.6%)
Hanson                                        170,818             1,182,667

Financial services (3.5%)
HSBC Holdings                                 415,749             6,243,716

Health care products (3.2%)
GlaxoSmithKline                               196,303             4,203,926
Smith & Nephew                                183,626             1,459,085
Total                                                             5,663,011

Industrial transportation (0.7%)
Peninsular & Oriental
  Steam Navigation                            278,721             1,307,777

Insurance (1.2%)
Legal & General Group                       1,209,908             2,135,278

Leisure time & entertainment (0.8%)
Carnival                                       40,794             1,408,735

Media (1.6%)
Reuters Group                                 335,988             1,463,871
United Business Media                         197,095             1,551,896
Total                                                             3,015,767

Metals (0.6%)
Anglo American                                 57,238             1,171,387

Retail -- general (0.7%)
GUS                                           110,269             1,347,270

Retail -- grocery (0.9%)
Tesco                                         420,842             1,687,173

Telecom equipment & services (0.5%)
mm02                                          782,690(b)            850,038

Utilities -- natural gas (0.6%)
BG Group                                      225,575             1,028,746

Utilities -- telephone (0.6%)
Cable & Wireless                              476,748             1,102,286

Total common stocks
(Cost: $159,778,990)                                           $175,077,618

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
46   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

International Equity Portfolio

Preferred stock (1.1%)(c)
Issuer                                         Shares              Value(a)

ProSiebenSat.1 Media                          130,182            $2,005,210

Total preferred stock
(Cost: $1,902,330)                                               $2,005,210

Bond (--%)(c)
Issuer                  Coupon               Principal             Value(a)
                         rate                 amount
Axa
   (European Monetary Unit) CV
   12-21-04               2.40%                62,167(d)            $72,741

Total bond
(Cost: $62,167)                                                     $72,741

Short-term securities (2.3%)
Issuer                Annualized              Amount               Value(a)
                     yield on date          payable at
                      of purchase            maturity

U.S. government agencies
Federal Home Loan Mtge Corp Disc Nt
     12-04-03             1.06%              $500,000              $499,530
Federal Natl Mtge Assn Disc Nts
     11-05-03             1.06                400,000               399,946
     11-05-03             1.07                900,000               899,879
     12-10-03             1.06                500,000               499,471
     01-21-04             1.07                500,000               498,870
     01-28-04             1.08              1,500,000             1,495,994

Total short-term securities
(Cost: $4,293,622)                                               $4,293,690

Total investments in securities
(Cost: $166,037,109)(e)                                        $181,449,259

Notes to investments in securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing

(c) Foreign security values are stated in U.S. dollars. For debt securities, principal amounts are denominated in the currency indicated.

(d) Currently this security is non-incoming producing. This bond will convert into AXA common stock upon completion of the acquisition of Mony Group Inc. by AXA. The acquisition is expected to occur in March 2004. If acquisition is not completed by 12/21/2004, bonds will be redeemed with an interest rate of 2.4% (as disclosed).

(e) At Oct. 31, 2003, the cost of securities for federal income tax purposes was approximately $166,037,000 and the approximate aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                                        $17,091,000
     Unrealized depreciation                                         (1,679,000)
                                                                     ----------
     Net unrealized appreciation                                    $15,412,000
                                                                    -----------

--------------------------------------------------------------------------------
47   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Investments in Securities

IDS Life Series Fund, Inc.
Managed Portfolio

Oct. 31, 2003 (Unaudited)

(Percentages represent value of investments compared to net assets)

Common stocks (69.1%)
Issuer                                         Shares              Value(a)

Aerospace & defense (3.4%)
Boeing                                         89,000            $3,425,610
Honeywell Intl                                127,300             3,896,653
United Technologies                            65,100             5,513,319
Total                                                            12,835,582

Airlines (1.5%)
AMR                                           232,700(b)          3,090,256
Continental Airlines Cl B                      36,600(b)            699,060
Delta Air Lines                                31,400               408,828
Northwest Airlines Cl A                       109,500(b)          1,499,055
Total                                                             5,697,199

Banks and savings & loans (2.9%)
Bank of America                                43,400             3,286,682
FleetBoston Financial                          14,800               597,772
U.S. Bancorp                                  115,900             3,154,798
Washington Mutual                              88,000             3,850,000
Total                                                            10,889,252

Broker dealers (2.7%)
J.P. Morgan Chase                              42,300             1,518,570
Lehman Brothers Holdings                       24,900             1,792,800
Merrill Lynch & Co                             71,300             4,220,960
Morgan Stanley                                 47,000             2,578,890
Total                                                            10,111,220

Building materials & construction (1.0%)
Cemex ADR                                     158,533(c)          3,804,792

Cable (1.2%)
Comcast Cl A                                  131,017(b)          4,444,097

Cellular telecommunications (0.8%)
Vodafone Group ADR                            143,700(c)          3,039,255

Chemicals (1.9%)
Air Products & Chemicals                       75,100             3,410,291
Dow Chemical                                   62,600             2,359,394
du Pont (EI) de Nemours                        34,300             1,385,720
Total                                                             7,155,405

Computer hardware (1.3%)
Hewlett-Packard                               211,000             4,707,410

Computer software & services (2.3%)
Computer Associates Intl                      107,200             2,521,344
Intl Business Machines                         39,600             3,543,408
Microsoft                                      98,400             2,573,160
Total                                                             8,637,912

Electronics (0.6%)
Taiwan
  Semiconductor Mfg ADR                       194,400(b,c)        2,150,064

Energy (6.4%)
BP ADR                                        181,300(c)          7,683,494
ChevronTexaco                                  70,800             5,260,440
ConocoPhillips                                 71,410             4,081,082
EnCana                                        116,500(c)          4,004,105
Petroleo Brasileiro ADR                       145,000(c)          3,407,500
Total                                                            24,436,621

Energy equipment & services (1.7%)
Baker Hughes                                   56,100             1,585,386
Halliburton                                    43,600             1,041,168
Schlumberger                                   35,900             1,686,223
Transocean                                    105,200(b)          2,018,788
Total                                                             6,331,565

Engineering & construction (0.6%)
Hanson ADR                                     64,900(c)          2,229,315

Environmental services (0.4%)
Waste Management                               65,100             1,687,392

Finance companies (2.7%)
Citigroup                                     214,400            10,162,560

Financial services (2.7%)
Capital One Financial                         104,200             6,335,360
Fannie Mae                                     52,500             3,763,725
Total                                                            10,099,085

Food (0.2%)
Sara Lee                                       40,900               815,137

Furniture & appliances (0.6%)
Whirlpool                                      33,300             2,346,651

Health care products (1.5%)
Baxter Intl                                   170,000             4,518,600
Schering-Plough                                61,900               945,213
Total                                                             5,463,813

Health care services (0.2%)
HCA                                            20,400               780,300

Industrial transportation (2.2%)
Burlington Northern
   Santa Fe                                   202,200             5,851,668
Union Pacific                                  38,200             2,391,320
Total                                                             8,242,988

Insurance (8.2%)
ACE                                           113,800(c)          4,096,800
Chubb                                          32,600             2,178,006
Hartford Financial
   Services Group                              30,400             1,668,960
Lincoln Natl                                   73,200             2,922,876
Loews                                         134,800             5,796,400
Travelers Property
   Casualty Cl A                              401,104             6,537,994
Travelers Property
   Casualty Cl B                                8,432               138,032
UnumProvident                                 115,300             1,887,461
XL Capital Cl A                                84,700(c)          5,886,650
Total                                                            31,113,179

Leisure time & entertainment (1.7%)
Carnival                                      109,900             3,836,609
Viacom Cl B                                    60,100             2,396,187
Total                                                             6,232,796

Machinery (5.1%)
Caterpillar                                   139,700            10,237,216
Illinois Tool Works                            89,900(l)          6,612,145
Parker-Hannifin                                56,000             2,854,320
Total                                                            19,703,681

Media (0.8%)
Time Warner                                   195,000             2,981,550

Metals (1.8%)
Alcoa                                         159,700             5,041,729
Nucor                                          28,800             1,579,104
Total                                                             6,620,833

Multi-industry (1.3%)
Tyco Intl                                     230,000(c)          4,802,400

Paper & packaging (1.8%)
Abitibi-Consolidated                           92,100(c)            617,991
Intl Paper                                    156,000             6,138,600
Total                                                             6,756,591

Precious metals (0.3%)
Freeport McMoRan
   Cooper & Gold Cl B                          26,100             1,011,375

Real estate investment trust (0.7%)
Crescent Real
  Estate Equities                             161,700             2,482,095

Retail -- general (2.4%)
Gap                                            37,600               717,408
May Dept Stores                                90,100             2,519,196
Penney (JC)                                   112,500             2,660,625
Target                                         79,600             3,163,304
Total                                                             9,060,533

Telecom equipment & services (0.7%)
Nokia ADR                                     151,000(c)          2,565,490

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
48   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Managed Portfolio

Issuer                                         Shares              Value(a)

Utilities -- electric (0.6%)
Consolidated Edison                            11,600              $469,452
Exelon                                         21,700             1,376,865
FirstEnergy                                    15,700               539,923
Total                                                             2,386,240

Utilities -- telephone (4.8%)
AT&T                                          149,000             2,769,910
BellSouth                                     118,100             3,107,211
Davel Communications                          127,996(b)              5,120
SBC Communications                            274,900             6,592,102
Sprint (FON Group)                             32,300               516,800
Verizon Communications                        158,100             5,312,160
Total                                                            18,303,303

Total common stocks
(Cost: $245,865,962)                                           $260,087,681

Preferred stocks (0.2%)
Issuer                                         Shares              Value(a)

Intermedia Communications
   13.50% Pay-in-kind Series B                     --(b,g)               $2
Pegasus Satellite
   12.75% Cm Series B                               1                   626
Xerox
  6.25% Cv                                      5,390               566,489

Total preferred stocks
(Cost: $540,092)                                                   $567,117

Bonds (24.4%)
Issuer                  Coupon               Principal             Value(a)
                         rate                 amount

Foreign government (0.2%)
United Mexican States
   (U.S. Dollar)
     01-16-13             6.38%                $460,000(c)         $472,190
     03-03-15             6.63                  100,000(c)          102,750
Total                                                               574,940

U.S. government obligations & agencies (6.5%)
Federal Home Loan Bank
     06-14-13             3.88                  900,000             845,348
Federal Home Loan Mtge Assn
     11-15-13             4.88                2,460,000           2,466,514
Federal Home Loan Mtge Corp
     08-15-06             2.75                3,570,000           3,588,311
     12-20-07             3.53                1,330,000           1,345,272
Federal Natl Mtge Assn
     05-15-11             6.00                   30,000              33,073
U.S. Treasury
     10-31-04             2.13                  320,000             322,750
     11-15-04             5.88                  500,000             523,418
     12-31-04             1.75                  500,000             502,344
     01-31-05             1.63                3,500,000           3,509,842
     05-31-05             1.25                  550,000             547,591
     08-31-05             2.00                  435,000             436,971
     11-15-05             5.75                  130,000             140,055
     08-15-06             2.38                  290,000             290,906
     08-15-07             3.25                   29,000              29,500
     10-15-08             3.13                2,351,000           2,337,959
     11-15-08             4.75                  200,000             213,719
     08-15-13             4.25                  690,000             687,302
     08-15-22             7.25                  300,000             375,211
     08-15-23             6.25                1,458,000           1,645,490
     02-15-26             6.00                3,510,000           3,855,790
     02-15-31             5.38                  475,000             490,864
Total                                                            24,188,230

Mortgage-backed securities (9.4%)(f)
Federal Home Loan Mtge Corp
     05-01-13             4.50                  282,552             283,596
     07-01-15             7.50                  431,413             459,361
     05-01-18             5.50                  195,186             201,082
     06-01-18             5.50                  693,924             714,884
     08-01-18             5.00                  624,179             634,275
     10-01-18             5.00                  796,964             809,855
     11-01-22             8.00                   40,748              44,537
     10-01-23             5.50                  498,883             507,502
     08-01-24             8.00                   31,558              34,310
     04-01-32             6.00                  286,748             294,402
     04-01-32             7.00                1,570,490           1,652,121
     07-01-32             6.50                  409,384             425,805
     03-01-33             6.50                  884,282             925,767
     09-01-33             4.56                  298,416(i)          297,482
     11-01-33             5.00                  100,000(n)           98,438
   Collateralized Mtge Obligation
     07-15-16             4.00                  100,000              99,375
     09-15-18             4.00                  200,000             182,580
     10-15-18             5.00                  200,000             205,712
     11-15-18             5.00                  500,000             514,252
     01-15-19             5.00                  400,000             411,424
     02-15-27             5.00                  300,000             306,234
     02-15-33             5.50                  239,030             250,577
     02-25-42             6.50                  474,581             502,759
Federal Natl Mtge Assn
     06-01-10             6.50                  222,844             235,267
     08-01-11             8.50                  128,808             140,221
     11-01-12             4.79                  670,000             673,866
     06-01-13             4.54                  298,983             293,765
     06-01-13             4.85                  228,968             228,063
     10-01-13             5.11                1,000,000           1,029,844
     12-01-13             4.50                  300,000(n)          302,064
     04-01-17             5.50                1,594,848           1,642,711
     06-01-17             6.50                  523,054             550,438
     02-01-18             6.00                  800,380             832,472
     08-01-18             4.50                  197,176             197,122
     11-01-18             4.50                  465,000(n)          464,419
     11-01-18             5.00                  780,000(n)          792,188
     11-01-18             6.00                1,000,000(n)        1,040,001
     01-01-23             6.50                  900,346             937,631
     04-01-23             8.50                   30,636              33,488
     07-01-23             5.00                  246,092             246,420
     08-01-23             5.50                  497,433             506,434
     09-01-23             5.50                  493,982             502,920
     05-01-24             6.00                  430,777             444,940
     06-01-24             9.00                   15,091              16,743
     08-01-25             7.50                   62,880              67,233
     09-01-25             7.00                   83,534              88,207
     12-01-25             7.00                  371,658             392,454
     07-01-28             5.50                  469,591             476,468
     05-01-32             7.50                  611,405             651,484
     07-01-32             6.50                  669,270             695,312
     08-01-32             6.50                  721,618             750,108
     08-01-32             7.00                   71,968              75,794
     01-01-33             6.00                1,844,165           1,893,669
     04-01-33             5.50                2,386,867           2,412,200
     04-01-33             6.00                2,065,862           2,128,163
     05-01-33             5.50                  780,818             788,868
     07-01-33             5.50                  787,567             795,672
     08-01-33             6.00                  499,043             512,417
     11-01-33             5.00                  800,000(n)          789,000
   Collateralized Mtge Obligation
     03-25-13             4.38                1,000,000             963,255
     07-25-16             4.00                  100,000              98,844
     07-25-26             5.50                  500,000             516,242
     09-25-42             5.00                  150,000             153,345
Govt Natl Mtge Assn
     03-15-33             7.00                  303,720             321,941
     05-15-33             6.00                  270,773             279,779
     10-15-33             5.50                  100,000             101,376
   Collateralized Mtge Obligation
   Interest Only
     01-20-32             5.31                  800,000(j)           92,557
Total                                                            36,011,735

Aerospace & defense (0.1%)
DRS Technologies
   Sr Sub Nts
     11-01-13             6.88                   60,000(d)           60,300
L-3 Communications
     06-15-12             7.63                   65,000              70,525
Raytheon
     11-01-08             6.15                   60,000              64,654
     04-01-13             5.38                  160,000             158,538
TD Funding
   Sr Sub Nts
     07-15-11             8.38                   40,000(d)           42,700
Total                                                               396,717

Airlines (--%)
Northwest Airlines
   02-01-20               6.81                 35,200                31,090

Automotive & related (0.2%)
DaimlerChrysler NA Holding
     01-15-08             4.75                   60,000              59,782
     06-04-08             4.05                  400,000             388,660
     11-15-13             6.50                  140,000(n)          140,886
Ford Motor
     02-01-29             6.38                  240,000             189,770
Total                                                               779,098

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
49   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Managed Portfolio

Issuer                  Coupon               Principal             Value(a)
                         rate                 amount

Banks and savings & loans (0.6%)
Bank of America
   Sr Nts
     09-15-12             4.88%                $420,000            $419,040
   Sub Nts
     01-15-11             7.40                   40,000              46,528
Banknorth Group
   Sr Nts
     05-01-08             3.75                   80,000              79,062
Golden West Financial
   Sr Nts
     10-01-12             4.75                   70,000              69,666
US Bank Natl Assn Minnesota
     08-01-11             6.38                  300,000             333,315
Wachovia
     08-15-08             3.50                  130,000             129,267
Washington Mutual
   Series 2003-AR10 Cl A6
     10-25-33             4.11                  300,000             299,603
Washington Mutual Bank
   Sub Nts
     06-15-11             6.88                  500,000             560,890
Wells Fargo Bank NA
   Sub Nts
     02-01-11             6.45                  250,000             279,409
Total                                                             2,216,780

Beverages & tobacco (0.1%)
Cott Beverages
     12-15-11             8.00                   40,000              43,200
Diageo Capital
   (U.S. Dollar)
     11-19-07             3.50                  150,000(c)          150,478
     03-20-08             3.38                  230,000(c)          227,840
Johnsondiversey Holdings
   (Zero coupon through 05-15-07,
   thereafter 10.67%)
     05-15-13            20.53                   30,000(d,k)         22,350
Total                                                               443,868

Broker dealers (0.5%)
Goldman Sachs Group
     01-15-11             6.88                   80,000              90,475
     04-01-13             5.25                   80,000              80,408
     07-15-13             4.75                   30,000              28,983
     10-15-13             5.25                  290,000             290,464
LaBranche
   Sr Nts
     08-15-04             9.50                    5,000               5,069
Merrill Lynch & Co
     11-04-10             4.50                  200,000(n)          199,196
Morgan Stanley
     04-15-11             6.75                  320,000             359,587
     03-01-13             5.30                   90,000              91,192
Morgan Stanley Capital 1
   Series 2003-IQ4 Cl A1
     05-15-40             3.27                  491,250             471,955
   Series 2003-T11 Cl A2
     06-13-41             4.34                  260,000             262,483
Morgan Stanley, Dean Witter Capital 1
   Series 2002-IQ2 Cl A2
     12-15-35             5.16                   45,000              47,521
   Series 2002-IQ2 Cl A3
     12-15-35             5.52                   75,000              79,564
Total                                                             2,006,897

Building materials & construction (--%)
Koppers
     10-15-13             9.88                   10,000(d)           10,550
Norcraft Companies LP/Finance
   Sr Sub Nts
     11-01-11             9.00                   40,000(d)           42,000
Nortek
   Sr Sub Nts Series B
     06-15-11             9.88                   25,000              26,938
Ryland Group
   Sr Nts
     06-01-08             5.38                  105,000             108,150
Total                                                               187,638

Cable (0.4%)
Comcast
     03-15-11             5.50                  530,000             546,822
Comcast Cable Communications
     11-15-08             6.20                  550,000             599,461
Cox Communications
     10-01-12             7.13                   40,000              45,400
CSC Holdings
   Sr Nts
     12-15-07             7.88                   40,000              40,900
DirectTV Holdings/Finance
   Sr Nts
     03-15-13             8.38                   25,000              28,063
EchoStar
   Sr Nts
     10-01-08             5.75                   60,000(d)           59,775
Mediacom LLC/Mediacom Capital
   Sr Nts
     01-15-13             9.50                   10,000               9,500
Rogers Cable
   (U.S. Dollar)
     06-15-13             6.25                   50,000(c)           50,000
Videotron Ltee
   (U.S. Dollar) Sr Nts
     01-15-14             6.88                   50,000(c,d)         51,250
Total                                                             1,431,171

Cellular telecommunications (0.1%)
AT&T Wireless Services
     05-01-12             8.13                   50,000              57,994
   Sr Nts
     03-01-11             7.88                  315,000             359,945
Nextel Communications
   Sr Nts
     10-31-13             6.88                   60,000              60,600
     08-01-15             7.38                   80,000              83,200
Total                                                               561,739

Chemicals (--%)
Compass Minerals Group
     08-15-11            10.00                   50,000              55,750
MacDermid
     07-15-11             9.13                   25,000              27,875
Nalco
   Sr Nts
     11-15-11             7.75                   15,000(d,n)         15,600
Total                                                                99,225

Energy (0.3%)
Amerada Hess
     08-15-11             6.65                  220,000             233,723
Conoco Funding
   (U.S. Dollar)
     10-15-11             6.35                  430,000(c)          478,792
Devon Financing
     09-30-11             6.88                   80,000              90,278
Gulfterra Energy Partner
   Sr Nts
     06-01-10             6.25                   20,000(d)           20,150
Newfield Exploration
   Sr Sub Nts
     08-15-12             8.38                   50,000              55,250
Tom Brown
     09-15-13             7.25                    5,000               5,225
Westport Resources
     11-01-11             8.25                   30,000              33,075
XTO Energy
   Sr Nts
     04-15-12             7.50                   30,000              33,600
     04-15-13             6.25                  205,000             210,125
Total                                                             1,160,218

Energy equipment & services (--%)
Grant Prideco Escrow
     12-15-09             9.00                   45,000              48,600
Key Energy Services
   Series C
     03-01-08             8.38                   30,000              32,325
   Sr Nts
     05-01-13             6.38                   25,000              25,125
Offshore Logistics
     06-15-13             6.13                   10,000               9,600
Total                                                               115,650

Finance companies (0.7%)
Citigroup
     01-18-11             6.50                  350,000             393,906
   Sub Nts
     10-01-10             7.25                  830,000             965,615
Ford Motor Credit
     10-25-11             7.25                   10,000              10,157
     10-01-13             7.00                  130,000             128,175
GMAC
     09-15-11             6.88                  470,000             484,853
     02-01-12             7.00                  310,000             320,399
Household Finance
     10-15-11             6.38                  320,000             349,719
Total                                                             2,652,824

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
50   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Managed Portfolio

Issuer                  Coupon               Principal             Value(a)
                         rate                 amount

Financial services (1.1%)
Bank of America
   First Union NB Commercial Mtge
   Series 2001-3 Cl A2
     04-11-37             5.46%                $100,000            $105,390
Bear Stearns
   Commercial Mtge Securities
   Series 2003-T10 Cl A1
     03-13-40             4.00                  341,304             340,764
California State Teachers' Retirement System Trust
   Series 2002-C6 Cl A3
     11-20-14             4.46                  689,404(d)          698,120
Citibank Credit Card Issuance Trust
   Series 2003-A5 Cl A5
     04-07-08             2.50                  290,000             289,872
   Series 2003-A6 Cl A6
     05-17-10             2.90                  200,000             196,200
HSBC Holdings
   (U.S. Dollar) Sub Nts
     12-12-12             5.25                  140,000(c)          142,112
LB-UBS Commercial Mtge Trust
   Series 2003-C3 Cl A2
     05-15-27             3.09                  400,000             389,477
MBNA Credit Card Master Note Trust
   Series 2003-A1 Cl A1
     07-15-10             3.30                  130,000             129,506
   Series 2003-A11 Cl A11
     03-15-11             3.65                  200,000(n)          199,517
Nissan Auto Receivables Owner Trust
   Series 2003-A Cl A4
     07-15-08             2.61                   60,000              59,946
Residential Asset Securities
   Series 2002-KS1 Cl AI4
     11-25-29             5.86                  200,000             206,946
TIAA Global Markets
     01-22-08             3.88                  280,000(d)          284,637
Total                                                             3,042,487

Food (0.2%)
Burns Philp Capital Property
   (U.S. Dollar) Sr Sub Nts
     02-15-11            10.75                   10,000(c,d)         10,550
Chiquita Brands Intl
   Sr Nts
     03-15-09            10.56                   30,000              32,775
Kellogg
   Series B
     04-01-11             6.60                  250,000             279,427
Kraft Foods
     10-01-08             4.00                  270,000             269,652
     11-01-11             5.63                  150,000             156,026
Merisant
     07-15-13             9.50                   10,000(d)           10,800
Total                                                               759,230

Health care products (--%)
Apogent Technologies
   Sr Sub Nts
     05-15-13             6.50                   25,000(d)           25,875
Kinetic Concepts
   Sr Sub Nts
     05-15-13             7.38                   20,000(d)           20,500
Total                                                                46,375

Health care services (--%)
Fisher Scientific Intl
   Sr Sub Nts
     09-01-13             8.00                   10,000(d)           10,750
     09-01-13             8.00                   30,000(d,n)         32,250
NeighborCare
   Sr Sub Nts
     11-15-13             6.88                   10,000(d,n)         10,132
Province Healthcare
   Sr Sub Nts
     06-01-13             7.50                   15,000              15,000
Total                                                                68,132

Home building (0.1%)
D.R. Horton
     12-01-07             7.50                   25,000              27,313
     07-01-13             5.88                   50,000              49,000
Meritage
   Sr Nts
     06-01-11             9.75                   30,000(d)           33,300
NVR
   Sr Nts
     06-15-10             5.00                   90,000              87,750
WCI Communities
   Sr Sub Nts
     10-01-13             7.88                   10,000(d)           10,350
Total                                                               207,713

Household products (--%)
Scotts
   Sr Sub Nts
   11-15-13               6.63                  5,000(d)              5,075

Industrial services (--%)
Allied Waste North America
   Sr Nts
     04-15-13             7.88                   20,000              21,450
United Rentals North America
   Sr Sub Nts
     11-15-13             7.75                   10,000(d,n)          9,925
Total                                                                31,375

Industrial transportation (0.2%)
Burlington Northern Santa Fe
     12-15-05             6.38                  140,000             151,959
Canadian Natl Railways
   (U.S. Dollar)
     10-15-11             6.38                  190,000(c)          209,554
Interpool
     08-01-07             7.35                   25,000              23,375
Union Pacific
     02-01-08             6.63                   80,000              88,658
     01-15-11             6.65                  100,000             111,631
Total                                                               585,177

Insurance (0.5%)
ASIF Global Financing
     10-22-08             3.90                  440,000(d)          441,012
     01-17-13             4.90                  450,000(d)          445,420
Berkshire Hathaway
     10-15-13             4.63                  370,000(d)          362,940
MassMutual Global Funding II
     07-15-08             2.55                  200,000(d)          189,962
Met Life Global Funding I
     06-19-08             2.60                  250,000(d)          237,915
New York Life Global Funding
     09-15-13             5.38                  170,000(d)          174,520
Pacific Life
     09-15-33             6.60                   40,000(d)           41,756
Total                                                             1,893,525

Leisure time & entertainment (0.3%)
Speedway Motorsports
   Sr Sub Nts
     06-01-13             6.75                   40,000              40,700
Time Warner
     05-01-12             6.88                  615,000             680,924
     05-01-32             7.70                   95,000             107,340
Viacom
     05-15-11             6.63                  420,000             470,470
Total                                                             1,299,434

Lodging & gaming (0.1%)
Choctaw Resort Development Enterprises
   Sr Nts
     04-01-09             9.25                   50,000              54,000
Coast Hotels & Casino
     04-01-09             9.50                   25,000              26,625
Gaylord Entertainment
   Sr Nts
     11-15-13             8.00                    5,000(d,n)          5,125
Hilton Hotels
     12-01-12             7.63                   20,000              22,100
MGM Mirage
     10-01-09             6.00                   40,000              40,200
Mohegan Tribal Gaming
   Sr Sub Nts
     07-15-09             6.38                   40,000(d)           40,800
Park Place Entertainment
   Sr Sub Nts
     05-15-11             8.13                   60,000              65,550
Total                                                               254,400

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
51   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Managed Portfolio

Issuer                  Coupon               Principal             Value(a)
                         rate                 amount

Media (0.3%)
CanWest Media
   (U.S. Dollar) Series B
     04-15-13             7.63%                 $25,000(c)          $27,313
CBD Media/Finance
   Sr Sub Nts
     06-01-11             8.63                   50,000(d)           53,625
Corus Entertainment
   (U.S. Dollar) Sr Sub Nts
     03-01-12             8.75                   20,000(c)           22,025
Dex Media West/Finance
   Sr Nts
     08-15-10             8.50                   15,000(d)           16,313
   Sr Sub Nts
     08-15-13             9.88                   25,000(d)           28,438
Hollinger Intl Publishing
   Sr Nts
     12-15-10             9.00                   30,000              31,800
Lamar Media
     01-01-13             7.25                   30,000              31,575
Lin TV
   Sr Sub Nts
     05-15-13             6.50                   20,000(d)           19,450
Morris Publishing
   Sr Sub Nts
     08-01-13             7.00                   25,000(d)           25,500
Nexstar Finance LLC
     04-01-08            12.00                   25,000              27,938
Quebecor Media
   (U.S. Dollar) Sr Nts
     07-15-11            11.13                   10,000(c)           11,500
Radio One
   Series B
     07-01-11             8.88                   50,000              55,000
Sinclair Broadcast Group
     12-15-11             8.75                   50,000              54,750
Sun Media
   (U.S. Dollar)
     02-15-13             7.63                   65,000(c)           69,549
Susquehanna Media
   Sr Sub Nts
     04-15-13             7.38                   10,000              10,325
United Artists Theatre
     07-01-15             9.30                  562,518             548,454
Total                                                             1,033,555

Metals (--%)
Jorgensen Earle M.
     06-01-12             9.75                   15,000              16,275
Peabody Energy
   Series B
     03-15-13             6.88                   75,000              78,938
United States Steel
   Sr Nts
     05-15-10             9.75                   20,000              21,150
Total                                                               116,363

Multi-industry (0.3%)
General Electric
     02-01-13             5.00                  790,000             794,668
SPX
   Sr Nts
     06-15-11             6.25                   45,000              45,113
Tyco Intl Group
   (U.S. Dollar)
     02-15-11             6.75                   45,000(c)           47,869
Vivendi Universal
   (U.S. Dollar) Sr Nts
     07-15-08             6.25                   80,000(c,d)         83,840
Total                                                               971,490

Paper & packaging (0.3%)
Ball
     12-15-12             6.88                   75,000              77,438
Boise Cascade
   Sr Nts
     11-01-10             6.50                   10,000              10,173
Cascades
   (U.S. Dollar) Sr Nts
     02-15-13             7.25                   60,000(c)           62,700
Crown Euro Holdings
   (U.S. Dollar)
     03-01-13            10.88                   10,000(c)           11,400
Domtar
   (U.S. Dollar)
     10-15-11             7.88                   30,000(c)           35,005
Georgia Pacific
     02-01-10             8.88                   15,000              17,138
Graphic Packaging Intl
   Sr Nts
     08-15-11             8.50                   25,000(d)           27,563
Norampac
   (U.S. Dollar) Sr Nts
     06-01-13             6.75                   35,000(c,d)         36,400
Owens-Brockway Glass
     05-15-11             7.75                   45,000              47,475
Packaging Corp of America
     08-01-13             5.75                  100,000(d)           99,777
Silgan Holdings
   Sr Sub Nts
     11-15-13             6.75                   40,000(d,n)         40,056
Stone Container
   Sr Nts
     02-01-08             9.25                   20,000              21,800
Weyerhaeuser
     03-15-07             6.13                  200,000             216,281
     03-15-12             6.75                  450,000             487,140
Total                                                             1,190,346

Real estate investment trust (--%)
Host Marriott LP
   Sr Nts
   11-01-13               7.13                 25,000(d,n)           25,000

Restaurants (--%)
Domino's
   Sr Sub Nts
   07-01-11               8.25                120,000(d)            126,900

Retail -- general (--%)
Gap
     09-15-07             6.90                   10,000              10,875
United Auto Group
     03-15-12             9.63                   20,000              22,100
William Carter
   Series B
     08-15-11            10.88                   25,000              28,313
Total                                                                61,288

Telecom equipment & services (0.2%)
Cincinnati Bell
     07-15-13             7.25                   50,000(d)           50,691
   Sr Sub Nts
     01-15-14             8.38                   20,000(d,n)         20,570
NATG Holdings LLC/Orius Capital
   Series B
     02-01-10            12.75                  100,000(b)              200
Qwest
     11-01-04             7.20                   20,000              20,500
Sprint Capital
     03-15-12             8.38                  200,000             228,292
Telus
   (U.S. Dollar)
     06-01-07             7.50                  240,000(c)          266,538
Verizon Maryland
   Series A
     03-01-12             6.13                   30,000              32,165
Vodafone Group
   (U.S. Dollar)
     02-15-10             7.75                   20,000(c)           23,554
     12-16-13             5.00                   90,000(c)           88,655
Total                                                               731,165

Utilities -- electric (1.0%)
American Electric Power
   Sr Nts
     03-15-10             5.38                  110,000             113,870
     06-01-15             5.25                   40,000              38,649
Carolina Power & Light
   1st Mtge
     09-15-13             5.13                  125,000             125,712
Centerpoint Energy
     02-15-11             7.75                   25,000              28,033
Cincinnati Gas & Electric
     09-15-12             5.70                   40,000              41,695
CMS Energy
   Sr Nts
     08-01-10             7.75                   20,000(d)           20,450
Columbus Southern Power
   Sr Nts Series C
     03-01-13             5.50                  130,000             132,842

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
52   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Managed Portfolio

Issuer                  Coupon               Principal             Value(a)
                         rate                 amount

Utilities -- electric (cont.)
Commonwealth Edison
     02-01-08             3.70%                $170,000            $170,422
   1st Mtge
     08-15-10             4.74                   60,000              61,041
Consolidated Natural Gas
   Sr Nts
     04-15-11             6.85                   40,000              44,424
Consumers Energy
   1st Mtge
     04-15-08             4.25                  710,000(d)          712,974
Dayton Power & Light
   1st Mtge
     10-01-13             5.13                  120,000(d)          119,960
Dominion Resources
   Sr Nts Series B
     06-30-12             6.25                  180,000             194,963
   Sr Nts Series F
     08-01-33             5.25                   70,000              69,024
DPL
   Sr Nts
     09-01-11             6.88                   20,000              20,886
Duke Energy
     01-15-12             6.25                  180,000             193,072
   1st Mtge
     03-05-08             3.75                  420,000             420,062
Duquesne Light
   1st Mtge Series O
     04-15-12             6.70                   20,000              22,393
FirstEnergy
   Series B
     11-15-11             6.45                  110,000             116,863
Florida Power
   1st Mtge
     03-01-13             4.80                  150,000             147,902
FPL Group Capital
     04-11-06             3.25                   50,000              50,469
Indianapolis Power & Light
   1st Mtge
     07-01-13             6.30                   70,000(d)           70,456
IPALCO Enterprises
     11-14-08             8.38                   75,000              81,750
     11-14-11             8.63                   10,000              10,900
NiSource Finance
     11-01-06             3.20                   90,000(n)           89,929
     07-15-14             5.40                   20,000              19,872
   Sr Nts
     03-01-13             6.15                  100,000             106,407
Northern States Power
   1st Mtge
     08-01-10             4.75                  180,000             183,420
Ohio Power
     02-15-13             5.50                   30,000              30,653
PG&E
     07-15-08             6.88                   45,000(d)           47,533
PSI Energy
     09-15-13             5.00                   60,000              59,087
Public Service Co. of Colorado
     10-01-08             4.38                  235,000             240,501
Tampa Electric
     08-15-07             5.38                   20,000              20,909
Teco Energy
   Sr Nts
     06-15-10             7.50                   15,000              15,413
Total                                                             3,822,536

Utilities -- natural gas (0.1%)
ANR Pipeline
     03-15-10             8.88                   25,000              27,250
El Paso Production Holding
     06-01-13             7.75                   30,000(d)           28,800
Northwest Pipeline
     03-01-10             8.13                   10,000              11,025
Panhandle Eastern Pipeline
     08-15-08             4.80                   70,000(d)           71,145
Southern Natural Gas
     03-15-10             8.88                   65,000              70,850
Texas Eastern Transmission
   Sr Nts
     07-15-07             5.25                   80,000              84,647
Transcontinental Gas Pipeline
   Series B
     08-15-11             7.00                   45,000              48,038
Williams Companies
     03-15-12             8.13                   20,000              21,600
Total                                                               363,355

Utilities -- telephone (0.6%)
AT&T
   Sr Nts
     11-15-11             7.30                   83,000(h)           94,062
Bellsouth
     10-15-11             6.00                  250,000             269,940
British Telecom
   (U.S. Dollar)
     12-15-10             8.38                  200,000(c)          241,532
Citizens Communications
     05-15-06             8.50                   80,000              90,366
Deutsche Telekom Intl Finance
   (U.S. Dollar)
     06-15-10             8.50                  105,000(c)          126,368
France Telecom
   (U.S. Dollar)
     03-01-11             9.00                  110,000(c)          132,706
Mountain States Telephone & Telegraph
     06-01-05             5.50                   80,000              79,900
Telecom Italia Capital
   (U.S. Dollar)
     11-15-08             4.00                   90,000(c,d)         90,017
     11-15-13             5.25                  110,000(c,d)        109,144
Verizon New England
   Sr Nts
     09-15-11             6.50                  590,000             642,952
Verizon New York
   Series A
     04-01-12             6.88                  100,000             109,706
Verizon Pennsylvania
   Series A
     11-15-11             5.65                  380,000             394,923
Total                                                             2,381,616

Total bonds
(Cost: $91,773,834)                                             $91,874,357

Short-term securities (7.6%)(m)
Issuer                Annualized              Amount               Value(a)
                     yield on date          payable at
                      of purchase            maturity

U.S. government agencies (5.7%)
Federal Home Loan Mtge Corp Disc Nts
     12-02-03             1.03%              $2,700,000          $2,697,528
     12-04-03             1.06                4,300,000           4,295,954
     01-22-04             1.08                4,700,000           4,689,242
Federal Natl Mtge Assn Disc Nts
     12-10-03             1.06                4,700,000           4,695,023
     01-07-04             1.06                5,000,000           4,990,699
Total                                                            21,368,446

Commercial paper (1.9%)
Charta
     11-03-03             1.04                4,900,000(e)        4,899,575
Ciesco
     12-08-03             1.05                1,500,000           1,498,306
CXC
     11-13-03             1.07                  800,000(e)          799,686
Total                                                             7,197,567

Total short-term securities
(Cost: $28,564,442)                                             $28,566,013

Total investments in securities
(Cost: $366,744,330)(o)                                        $381,095,168

See accompanying notes to investments in securities.

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53   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Managed Portfolio

Notes to investments in securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b) Non-income producing. For long-term debt securities, item identified is in default as to payment of interest and/or principal.

(c) Foreign security values are stated in U.S. dollars. For debt securities, principal amounts are denominated in the currency indicated. As of Oct. 31, 2003, the value of foreign securities represented 12.7% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the board.

(e) Commercial paper sold within terms of a private placement memorandum, exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "accredited investors." This security has been determined to be liquid under guidelines established by the board.

(f) Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property, and include single- and multi-class pass-through securities and Collateralized Mortgage Obligations. These securities may be issued or guaranteed by U.S. government agencies or instrumentalities, or by private issuers, generally originators and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. The maturity dates shown represent the original maturity of the underlying obligation. Actual maturity may vary based upon prepayment activity on these obligations. Unless otherwise noted, the coupon rates presented are fixed rates.

(g) Pay-in-kind securities are securities in which the issuer makes interest or dividend payments in cash or in additional securities. The securities usually have the same terms as the original holdings.

(h) Interest rate varies to reflect current market conditions; rate shown is the effective rate on Oct. 31, 2003.

(i) Adjustable rate mortgage; interest rate varies to reflect current market conditions; rate shown is the effective rate on Oct. 31, 2003.

(j) Interest only represents securities that entitle holders to receive only interest payments on the underlying mortgages. The yield to maturity of an interest only is extremely sensitive to the rate of principal payments on the underlying mortgage assets. A rapid (slow) rate of principal repayments may have an adverse (positive) effect on yield to maturity. The principal amount shown is the notional amount of the underlying mortgages. Interest rate disclosed represents yield based upon the estimated timing of future cash flows as of Oct. 31, 2003.

(k) For those zero coupon bonds that become coupon paying at a future date, the interest rate disclosed represents the annualized effective yield from the date of acquisition to maturity.

(l) Partially pledged as initial deposit on the following open interest rate futures contracts (see Note 6 to the financial statements):

     Type of security                                            Notional amount

     Purchase contracts
     Eurodollar, Sept. 2007 90-day                                 $4,250,000
     U.S. Treasury Bonds, Dec. 2003, 30-year                        1,200,000

     Sale contracts
     U.S. Treasury Notes, Dec. 2003, 5-year                         2,900,000
     U.S. Treasury Notes, Dec. 2003, 10-year                        2,000,000

(m) At Oct. 31, 2003, cash or short-term securities were designated to cover open call options on futures written as follows (see Note 5 to the financial statements):

     Issuer                                             Notional   Exercise  Expiration   Value(a)
                                                         amount      price      date
     U.S. Treasury Notes, Dec. 2003, 10-year            $900,000     $110    Nov. 2003    $23,063

     At Oct. 31, 2003, cash or short-term securities were designated to cover open put options on futures written as follows (see Note 5 to the financial statements):

     Issuer                                             Notional   Exercise  Expiration   Value(a)
                                                         amount      price      date
     U.S. Treasury Notes, Dec. 2003, 10- year           $900,000     $110    Nov. 2003     $2,391

(n) At Oct. 31, 2003, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $4,282,065.

(o) At Oct. 31, 2003, the cost of securities for federal income tax purposes was approximately $366,744,000 and the approximate aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                                     $ 31,118,000
     Unrealized depreciation                                      (16,767,000)
                                                                  -----------
     Net unrealized appreciation                                 $ 14,351,000
                                                                 ------------

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54   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Investments in Securities

IDS Life Series Fund, Inc.
Money Market Portfolio

Oct. 31, 2003 (Unaudited)

(Percentages represent value of investments compared to net assets)

U.S. government agency (8.3%)
Issuer                Annualized              Amount               Value(a)
                     yield on date          payable at
                      of purchase            maturity
Federal Natl Mtge Assn Nts
     11-05-03             1.07%                $700,000            $699,917
     07-20-04             1.06                  600,000             600,000
     07-26-04             1.03                  500,000             500,000
     07-27-04             1.18                  500,000             500,000
     08-13-04             1.20                  500,000             500,000
     08-30-04             1.30                  500,000             500,000
     09-24-04             1.53                  500,000             500,000
     11-02-04             1.35                  500,000             500,000
   11-15-04               1.43                  500,000             500,000

Total U.S. government agency
(Cost: $4,799,917)                                               $4,799,917

Certificates of deposit (23.8%)
Issuer                Annualized              Amount               Value(a)
                     yield on date          payable at
                      of purchase            maturity
Abbey Natl Yankee
     03-03-04             1.04%              $1,000,000(c)         $999,949
Bank One NA
     04-16-04             1.03                1,000,000(c)          999,954
Bayerische Landesbank Girozentrale Yankee
     04-16-04             1.29                  500,000             499,966
BNP Paribas Yankee
     06-07-04             1.04                  500,000(c)          499,924
     11-16-04             1.45                  500,000             500,000
     11-19-04             1.50                  500,000             499,921
Canadian Imperial Bank Yankee
     05-28-04             1.08                  500,000(c)          499,972
     06-18-04             1.00                  500,000             500,000
Credit Suisse First Boston Yankee
     07-06-04             1.10                  500,000(c)          500,000
Danske Bank Yankee
     07-15-04             1.11                  200,000             200,000
Lloyds TSB Bank Yankee
     04-01-04             1.09                  500,000             500,000
Natexis Banques Populaires Yankee
     02-25-04             1.12                  500,000             500,000
     04-14-04             1.13                  500,000             500,000
Nordea Bank Yankee
     01-15-04             1.05                  500,000             499,995
Royal Bank of Scotland Yankee
     04-19-04             1.34                  500,000             499,965
Societe Generale Yankee
     02-26-04             1.05                1,000,000(c)          999,968
     03-03-04             1.05                  500,000(c)          499,983
Svenska Handelsbanken Yankee
     11-10-03             1.07                  600,000             600,000
     12-09-03             1.06                1,000,000           1,000,000
Toronto Dominion Yankee
     11-06-03             1.07                  700,000             700,002
Westdeutsche Landesbank Yankee
     02-19-04             1.36                1,300,000           1,300,000
   09-23-04               1.07                500,000(c)            499,910

Total certificates of deposit
(Cost: $13,799,509)                                             $13,799,509

Commercial paper (68.7%)
Issuer                Annualized              Amount               Value(a)
                     yield on date          payable at
                      of purchase            maturity

Asset-backed (35.4%)
Alpine Securitization
     11-19-03             1.06%                $900,000(b)         $899,522
Barton Capital
     11-18-03             1.06                  600,000(b)          599,700
CAFCO LLC
     11-19-03             1.06                  700,000(b)          699,629
CHARTA LLC
     11-17-03             1.07                1,000,000(b)          999,523
     12-05-03             1.07                  500,000(b)          499,495
CIESCO LLC
     11-13-03             1.06                  600,000(b)          599,788
CRC Funding LLC
     12-02-03             1.06                  900,000(b)          899,179
Delaware Funding
     11-14-03             1.06                  250,000(b)          249,904
Edison Asset Securitization
     12-04-03             1.03                  500,000(b)          499,528
     01-12-04             1.10                  300,000(b)          299,340
Fairway Finance
     01-08-04             1.10                  400,000(b)          399,169
     03-15-04             1.11                  500,000(b)          497,919
Fleet Funding
     12-08-03             1.06                  900,000(b)          899,020
Galaxy Funding
     11-18-03             1.09                  600,000(b)          599,691
     11-19-03             1.09                  500,000(b)          499,728
Grampian Funding LLC
     02-18-04             1.11                  600,000(b)          597,984
     02-24-04             1.11                  500,000(b)          498,227
Greyhawk Funding LLC
     02-11-04             1.12                  600,000(b)          598,096
     02-12-04             1.09                  600,000(b)          598,129
Kitty Hawk Funding
     11-18-03             1.06                  600,000(b)          599,700
Old Line Funding
     12-04-03             1.06                  800,000(b)          799,223
     01-20-04             1.10                  600,000(b)          598,533
Park Avenue Receivables
     11-13-03             1.06                  300,000(b)          299,894
Preferred Receivables Funding
     11-07-03             1.08                  500,000(b)          499,910
Sheffield Receivables
     11-05-03             1.07                  500,000(b)          499,941
     01-13-04             1.10                  700,000(b)          698,439
     01-14-04             1.09                  400,000(b)          399,104
Sigma Finance
     05-06-04             1.07                  500,000(b,c)        499,987
     05-10-04             1.07                  500,000(b,c)        499,961
Special Purpose Accounts Receivable
     01-12-04             1.11                  400,000(b)          399,112
     01-21-04             1.11                  500,000(b)          498,751
     01-26-04             1.12                  300,000(b)          299,197
White Pine Finance LLC
     01-22-04             1.11                  300,000(b)          299,242
     01-30-04             1.11                  300,000(b)          299,168
     04-27-04             1.18                  400,000(b)          397,686
     07-12-04             1.08                  500,000(b,c)        499,930
Windmill Funding
     12-22-03             1.03                1,000,000(b)          998,540
Total                                                            20,519,889

Banks and savings & loans (20.9%)
ANZ (Delaware)
     12-11-03             1.03                  500,000             499,428
Bank of Ireland
     11-05-03             1.06                1,300,000(b)        1,299,847
Barclays U.S. Funding
     12-19-03             1.04                  500,000             499,307
BBVA Bancomer
     07-01-04             1.30                  500,000(b)          495,646
Danske
     11-12-03             1.06                1,200,000           1,199,611
     12-22-03             1.06                  900,000             898,655
     12-23-03             1.03                  500,000             499,256
HBOS Treasury Services
     11-03-03             1.04                1,000,000             999,942
ING US Funding
     12-23-03             1.07                1,100,000           1,098,300
Norddeutsche Landesbank Girozentrale
     03-11-04             1.11                  500,000             497,990
     04-20-04             1.18                  400,000             397,777
Northern Rock
     11-25-03             0.92                  300,000(b)          299,816
     01-26-04             1.10                  500,000(b)          498,686
Royal Bank of Scotland
     11-03-03             1.06                1,500,000           1,499,911
Swedbank
     12-03-03             1.06                1,000,000             999,058
     12-10-03             1.06                  400,000             399,541
Total                                                            12,082,771

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
55   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

Money Market Portfolio

Issuer                Annualized              Amount               Value(a)
                     yield on date          payable at
                      of purchase            maturity

Broker dealers (3.6%)
Goldman Sachs Group
     11-17-03             1.30%                $500,000            $499,711
     11-20-03             0.92                  600,000             599,709
     01-12-04             1.50                  500,000(c)          500,302
Lehman Brothers
     11-22-04             1.17                  500,000(c)          500,000
Total                                                             2,099,722

Finance companies (4.1%)
Household Finance
     11-17-03             1.10                  500,000             499,756
     11-24-03             1.07                  800,000             799,452
     12-16-03             1.07                  600,000             599,198
     03-22-04             1.12                  500,000             497,791
Total                                                             2,396,197

Financial services (4.7%)
American Honda Finance
     10-18-04             1.31                1,000,000(c)        1,001,345
GE Capital Intl Funding
     12-11-03             1.05                  500,000(b)          499,417
     12-17-03             1.06                  500,000(b)          499,323
General Electric Capital
     11-07-03             1.02                  700,000             699,881
Total                                                             2,699,966

Total commercial paper
(Cost: $39,798,545)                                             $39,798,545

Total investments in securities
(Cost: $58,397,971)(d)                                          $58,397,971

Notes to investments in securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b) Commercial paper sold within terms of a private placement memorandum, exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "accredited investors." This security has been determined to be liquid under guidelines established by the board.

(c) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on Oct. 31, 2003.

(d) Also represents the cost of securities for federal income tax purposes at Oct. 31, 2003.

--------------------------------------------------------------------------------
56   IDS LIFE SERIES FUND, INC. -- SEMIANNUAL REPORT

(logo)
AMERICAN
   EXPRESS(R)

IDS Life Series Fund, Inc.
70100 AXP Financial Center
Minneapolis, MN 55474

                                                                S-6192 U (12/03)